UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:

◻ Preliminary Proxy Statement

◻ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

⌧ Definitive Proxy Statement

◻ Definitive Additional Materials

◻ Soliciting Material Pursuant to §240.14a-12

Bank of Marin Bancorp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Annual Meeting of Shareholders

Bank of Marin Bancorp

Tuesday, May 10, 2022 – 6:00 p.m. Pacific Time

To Our Shareholders:

Notice is hereby given of the Annual Meeting of Shareholders of Bank of Marin Bancorp.  The meeting will be held at 6:00 p.m. on Tuesday, May 10, 2022 at the Bill and Adele Jonas Center, College of Marin, Indian Valley Campus, 1800 Ignacio Boulevard, Novato, California and live via webcast over the internet at www.meetnow.global/MKP2DL7.  To support the health and well-being of our shareholders, this year’s Annual Meeting will again include a virtual meeting format live via webcast in addition to the in person meeting.  We have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication.  We believe that hosting a virtual meeting along with the regular in person meeting will enable greater shareholder attendance and participation from any location around the world.  For more information, see “Participation in the Virtual Annual Meeting” in our Proxy Statement.

At the Annual Meeting you will be asked:

1.
to elect twelve directors of Bank of Marin Bancorp to serve for the coming year and until their successors are duly elected and qualified,
2.
to vote, on an advisory basis, to approve the Company’s executive compensation for Named Executive Officers,
3.
to ratify the selection of independent auditor, and
4.
to act on such other business as may properly come before the meeting.

You are urged to read the accompanying Proxy Statement carefully. It contains a detailed explanation of all matters on which you will be asked to vote.

Only shareholders of record as of the close of business on March 21, 2022 are entitled to receive notice of and to vote at this meeting.

Your vote is important to us.  Whether or not you expect to attend the Annual Meeting  in person or live via webcast, please submit a proxy as soon as possible to instruct how your shares are to be voted at the Annual Meeting.  If you participate in and vote your shares at the Annual Meeting, your proxy will not be used.

If you would like to attend the Annual Meeting in person, you must pre-register at www.bankofmarin.com/annualmeeting by May 5, 2022.  For questions, email events @bankofmarin.com.

Our bylaws provide that nominations for election to the board of directors of the Company may be made by the board of directors or by any shareholder of the Company’s stock entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Company, must be made in writing and delivered or mailed to the Chairman of the Board or the Chief Executive Officer not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. The notification of nomination should contain the following information to the extent known by the notifying shareholder: (a) name and address of the proposed nominee(s); (b) principal occupation of the proposed nominee(s); (c) total number of shares that will be voted for the proposed nominee(s); (d) name and residence address of the notifying shareholder; and (e) number of shares owned by the notifying shareholder.

Nominations not made in accordance with this section may be disregarded by the Chairman of the meeting, and upon instruction, the Inspector of Election shall disregard all votes cast for each such nominee.

One copy of the Annual Report on Form 10-K and Proxy Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. If a shareholder wishes to receive a separate copy or has received multiple copies at one address and would like to receive a single copy in the future, please contact Computershare by phone at (800) 368-5948 or by written request to Bank of Marin Bancorp c/o Computershare, P.O. Box 505000, Louisville, KY 40233-5000.  Overnight correspondence should be mailed to Bank of Marin Bancorp c/o Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202.  The shareholder website is www.computershare.com/investor.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2022

Copies of the Annual Meeting Proxy Material, including the Proxy Statement and the Annual Report on Form 10- K, are also available at: www.edocumentview.com/BMRC.

By order of the Board of Directors,

Nancy Rinaldi Boatright

Secretary

April 5, 2022

PROXY STATEMENT OF
BANK OF MARIN BANCORP

Date and Time

May 10, 2022 at 6:00 p.m. PDT

Place

The Annual Meeting will be held at the Bill and Adele Jonas Center, College of Marin, Indian Valley Campus, 1800 Ignacio Boulevard, Novato, California and will also be hosted live via webcast at: www.meetnow.global/MKP2DL7.

Record Date

March 21, 2022

PURPOSE OF MEETING The matters to be considered and voted upon at the meeting will be:
1	The election of twelve directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2	An advisory vote to approve the Company’s executive compensation for Named Executive Officers.

3	The ratification of the selection of independent auditor.

4	Transacting such other business as may properly come before the meeting and any adjournments thereof.

VOTING

Visit the website noted on your proxy card to vote online.	Use the toll-free telephone number on your proxy card to vote by telephone.	Sign, date, and return your proxy card in the enclosed envelope to vote by mail.
Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free telephone number on your proxy card to vote by telephone.	Vote by Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

These proxy materials are furnished in connection with the solicitation by the Board of Directors of Bank of Marin Bancorp (the “Company”), of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 10, 2022, at 6:00 p.m. at the Bill and Adele Jonas Center, College of Marin, Indian Valley Campus, Novato, California and live via webcast over the internet at www.meetnow.global/MKP2DL7 and at any adjournment thereof.  These proxy materials were first sent to shareholders on or about April 5, 2022.

Bank of Marin Bancorp 2022 Proxy Statement	1

GENERAL PROXY STATEMENT INFORMATION

Bank of Marin Bancorp, a corporation existing and organized under the laws of the State of California, is authorized to issue up to 30,000,000 shares of common stock and 5,000,000 shares of preferred stock. All of the outstanding shares are voting common shares and are entitled to vote at the Annual Meeting. Only those common shareholders of record as of March 21, 2022 (the “Record Date”) will be entitled to notice of, and to vote at, the meeting. On that date,16,001,278 shares of common stock were outstanding. The determination of shareholders entitled to vote at the meeting and the number of votes to which they are entitled was made on the basis of the Company’s records as of the Record Date.  The presence in person or by proxy (including internet and telephone voting) of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the meeting. Abstentions, shares as to which voting authority has been withheld from any nominee and "broker non-votes" (as defined below), will be counted for purposes of determining the presence or absence of a quorum.

A broker or nominee holding shares for beneficial owners may vote on certain matters at the meeting pursuant to discretionary authority or instructions from the beneficial owners, but with respect to other matters for which the broker or nominee may not have received instructions from the beneficial owners and may not have discretionary voting power under the applicable rule of the New York Stock Exchange or other self-regulatory organizations to which the broker or nominee is a member, the shares held by the broker or nominee may not be voted. Such un-voted shares are called "broker non-votes." The rules of the New York Stock Exchange and other self-regulatory organizations generally permit a broker or nominee, in the absence of instructions, to deliver a proxy to vote for routine items, such as the ratification of independent auditors. Consequently, shares held by a broker or nominee will constitute "broker non-votes" regarding non-routine items, such as the election of directors and the advisory vote on executive compensation.  It is important that you provide voting instructions to your broker or nominee.

If your shares of common stock are held in a brokerage account or by a bank, trustee or other nominee (i.e., your shares are held in “street name”), you will receive a Voting Instruction Form from that nominee.  You must provide voting instructions by completing the Voting Instruction Form and returning it to your broker, bank, trustee or other nominee for your shares to be voted.  We recommend that you instruct your broker, bank, trustee or other nominee to vote your shares on the Voting Instruction Form provided.  The proxy is revocable and will not affect your right to vote in person if you attend the 2022 Annual Meeting.

Anyone acting as proxy agent for a shareholder must present a proxy card that has been properly executed by the shareholder, that authorizes the agent to so act, and that is in form and substance satisfactory to the Inspector of Election and consistent with the Bylaws.

Participation in the Virtual Annual Meeting

The Annual Meeting will also be available in a virtual meeting format by live webcast over the internet.  You are entitled to participate in the Annual Meeting only if you were a shareholder of record of Bank of Marin Bancorp as of the close of business on the Record Date (“Registered Holder”), or if you hold a valid legal proxy for the Annual Meeting and you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker (“Beneficial Holder”).

As a Registered Holder, you will be able to attend the Annual Meeting online, ask a question and vote by visiting www.meetnow.global/MKP2DL7 and following the instructions on your notice, proxy card, or in the instructions that accompanied your proxy materials.

If you are a Beneficial Holder and wish to attend the Annual Meeting online via webcast (with the ability to ask a question and/or vote), you may do so by using one of the following options:

1.	Registration in Advance of the Annual Meeting

Submit proof of your proxy power (“Legal Proxy”) from your broker or bank reflecting your Bank of Marin Bancorp holdings, along with your name and e-mail address to Computershare (see below for instructions).

2	Bank of Marin Bancorp 2022 Proxy Statement

General Proxy Information

Requests for registration as set forth in (1) above must be labeled as “Legal Proxy” and be received no later than 2:00 p.m. Pacific Time, on May 5, 2022.  You will receive a confirmation of your registration by e-mail after Computershare receives your registration materials.

Requests for registration should be directed to Computershare at the following:

By e-mail: Forward the e-mail from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com.

By mail: Computershare

Bank of Marin Bancorp Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

2.	Register at the Annual Meeting

Beneficial Holder Access to Virtual Meetings: 2022 Proxy Season

For the 2022 proxy season, an industry solution has been agreed upon to allow Beneficial Holders to register online at the Annual Meeting to attend, ask questions and vote.  We expect that the vast majority of Beneficial Holders will be able to fully participate using the control number received with their Voting Instruction Form.  Please note, however, that this option is intended  to be provided as a convenience to Beneficial Holders only, and here is no guarantee this option will be available for every type of Beneficial Holder voting control number.  The inability to provide this option to any or all Beneficial Holders shall in no way impact the validity of the Annual Meeting.  Beneficial Holders may choose the Register in Advance of the Annual Meeting option above, if they prefer to use this traditional, paper-based option.

Please go to www.meetnow.global/MKP2DL7 for more information on the available options and registration instructions.

The meeting, both in person and online, will begin promptly at 6:00 p.m. Pacific Time.  We encourage you to access the online meeting prior to the start time, leaving ample time for registration.  Please follow the registration instructions as outlined in this proxy statement.

Revocability of Proxies

A proxy for use at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or by filing a duly executed proxy bearing a later date. In addition, the powers of the proxy holder will be revoked if the person executing the proxy is present at the meeting, revokes such proxy and elects to vote in person. Subject to such revocation, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxy holders in accordance with the instructions on the proxy.

IF NO INSTRUCTION IS SPECIFIED WITH REGARD TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED HEREIN, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, AND "FOR" RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR.

Person Making the Solicitation

This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this proxy statement and the material used in the solicitation of proxies for the meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and Bank of Marin may solicit proxies personally or by telephone, without receiving special compensation therefor.  Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals.

Bank of Marin Bancorp 2022 Proxy Statement	3

General Proxy Information

Voting Rights

In connection with the election of directors, in accordance with California law, each shareholder entitled to vote may vote the shares owned by such shareholder as of the Record Date cumulatively if a shareholder present at the meeting has given notice at the meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes for candidates properly nominated. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or may distribute them in any manner among as many nominees as desired. In the election of directors, the twelve nominees receiving the highest number of votes will be elected.

On all other matters submitted to the vote of the shareholders, each shareholder is entitled to one vote for each share of common stock owned on the books of the Company as of the Record Date.

4	Bank of Marin Bancorp 2022 Proxy Statement

Proposal Number 1
Election of Directors

At the Annual Meeting twelve (12) directors of the Company are to be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. All of the nominees are currently members of the Board of Directors. The Bylaws of the Company provide for not fewer than nine (9) or more than seventeen (17) directors. By resolution, the Board of Directors has fixed the number of directors at twelve (12).

✓ The Board recommends a vote FOR each nominee for Director

The persons named below are nominated by the Board of Directors and, unless the shareholder marks the proxy to withhold the vote, the enclosed proxy, if returned and not subsequently revoked, will be voted in favor of their election as directors. If for any reason any such nominee becomes unavailable for election, the proxy holders will vote for such substitute nominee as may be designated by the Board of Directors. The proxy holders reserve the right to cumulate votes for the election of directors and to cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxy holders may determine in their discretion if cumulative voting is involved as described above under "Voting Rights.”

The following table sets forth the names of the persons nominated by the Board of Directors for election as directors and certain additional information as of March 21, 2022, including biographical information, qualifications, business experience and directorships with other public companies of each nominee covering at least the last five years.

Nicolas C. Anderson
Director Age: 37 Director Since: 2021 Board Committee: Audit Nominating and Governance

Background

Mr. Anderson was appointed to the Board in August 2021 after the acquisition of American River Bankshares, where he had served as a Director for three years.  He has served on the Nominating and Governance Committee and the Bank’s Asset Liability Management Committee since August 2021 and in March 2022, he was appointed to the Audit Committee.  Mr. Anderson is a founder and managing Partner of Elm Grove Partners, an entrepreneurial private equity firm focused on control investments in established lower middle-market companies.  For the past seven years he has had primary responsibility for raising equity capital and debt financing and leading the investment analysis for potential acquisitions.  Mr. Anderson also serves as CEO of ArcherHall, an Elm Grove Partners portfolio company that provides data and document management services to law firms.  At ArcherHall, he has led the transformation of the company from a legal photocopier to one of the largest regional digital forensics and e-discovery companies on the West Coast.  He is involved in a variety of community-based organizations, including the California Innocence Project, and the Sacramento Federal Judicial Library and Learning Center Foundation.  Mr. Anderson received an AB in Economics from Harvard University and an MBA with Distinction from Harvard Business School.  We believe Mr. Anderson’s strong educational background, financial and investment experience and his recent experience as a director at another financial institution well qualify him to serve on our Board.

Bank of Marin Bancorp 2022 Proxy Statement	5

Proposal Number 1: Election of Directors

Russell A. Colombo
Director Age: 69 Director Since: 2006

Background

Mr. Colombo served as President, CEO and Director from 2006 through May 2021, at which point he stepped down from the President role and resumed the role of CEO and Director.  Mr. Colombo retired from the Bank in October 2021 and is continuing to serve as Director.  He was a member of the Executive Committee from 2006 through 2021 and has been a member of the Bank’s Asset/Liability Management Committee since 2006, and a member of the Bank’s Wealth Management and Trust Services Committee since 2007. Mr. Colombo joined Bank of Marin in March 2004 as Executive Vice President and Branch Administrator and was appointed Executive Vice President and Chief Operating Officer in July 2005. As of July 1, 2006 he assumed the position of President and Chief Executive Officer. Mr. Colombo has over forty-six years of banking experience including positions as Senior Vice President and Group Manager of the San Francisco office of Comerica Bank and as Senior Vice President and Regional Manager during his nineteen year career with Union Bank of California. He received a Bachelor of Science degree in Agricultural Economics & Business Management from University of California, Davis and a Master of Business Administration in Banking & Finance from Golden Gate University. Mr. Colombo is a Board member of Western Banker, past Chairman of Western Independent Bankers Association and former member of its Executive Committee. He also served on the Community Depository Institutions Advisory Council from 2019 to 2021. Mr. Colombo was a Regent of Hanna Boys Center for fifteen years until leaving the Board in 2017 and is currently Chairman of the Citizens Oversight Committee of Sonoma-Marin Area Rail Transit (SMART). Based on his proven exemplary leadership of the Company throughout his tenure as President and CEO, and his extensive knowledge of the financial markets in which the Company serves, we believe Mr. Colombo is well qualified to serve on our Board.

Charles D. Fite
Director Age: 64 Director Since: 2021 Board Committees: Compensation Executive

Background

Mr. Fite was appointed to the Board in August 2021 after the acquisition of American River Bankshares, where he had served as a Director for twenty-eight years and Chairman of the Board for twenty years.  He has served on the Compensation and Executive Committees and the Bank’s Wealth Management and Trust Services Committee since August 2021.  Mr. Fite is a third generation real estate developer and was named President of Fite Development Company in 1980.  He is also a licensed real estate broker and a licensed contractor in California and Nevada.  Mr. Fite is the Immediate Past President of Sacramento’s Region Business Association, the region’s leading champion for economic growth and job creation, and he served as Chairman of the Commercial Builders Council of the Building Industry Association of Superior California.  He serves as Chairman of the Board of American River Bankshares Foundation, which is committed to supporting organizations that create opportunity and provide physical and emotional well-being for the most vulnerable women and children in the Greater Sacramento, and Sonoma and Amador County regions.  Mr. Fite has also served as President or Chair of a number of non-profit organizations, including FamiliesFirst, the largest Foster Care agency in California and Sacramento Country Day School.  We believe Mr. Fite’s business acumen, leadership and knowledge of the commercial real estate market and his high level of understanding of the Board’s roles and responsibilities based on his service on another bank board well qualify him to serve on our Board.

6	Bank of Marin Bancorp 2022 Proxy Statement

Proposal Number 1: Election of Directors

James C. Hale
Director Age: 70 Director Since: 2014 Board Committees: Audit (Chair) Executive Nominating and Governance

Background

Mr. Hale joined the Board in March 2014. He serves as Chair of the Audit Committee and is an “Audit Committee Financial Expert” as defined by the Securities and Exchange Commission. He has served as a member of the Executive Committee since April 2014, and a member of the Bank’s Wealth Management and Trust Services Committee since February 2015.  In March 2022 he was appointed to the Nominating and Governance Committee. Beginning in August 1998, Mr. Hale founded and served as general partner and CEO of FTV Capital and its predecessor firm, FTVentures, an investment firm specializing in venture capital and private equity investments in financial technology companies worldwide. Mr. Hale currently serves as Founding Partner and an Advisor to the firm. Before establishing FTV Capital, Mr. Hale was a Senior Managing Partner at BancAmerica Securities (formally Montgomery Securities), where he founded the financial services corporate finance practice. Mr. Hale today serves as a Board member of ACI Worldwide (NASDAQ: ACIW), a member of the board of Western and Southern Insurance Company, and a Board member and Audit Committee Chair of Mitek Systems (NASDAQ: MITK). In recent years, Mr. Hale served as Chairman of the Board and Audit Committee Chair of Official Payments Holdings, Inc. (NASDAQ: OPAY), a public payments company. He previously served as director and Audit Committee Chair of ExlService Holdings, Inc. (NASDAQ: EXLS), a publicly traded business process outsourcing company; and director of the State Bank of India (California). Mr. Hale has also served on boards of several private technology companies. We believe that Mr. Hale’s forty years of management experience in the banking, payments, financial services and technology industries; his expertise and his experience as a corporate director and board chairman of other public financial services companies as well as his audit committee leadership well qualify him to serve on our Board.

Bank of Marin Bancorp 2022 Proxy Statement	7

Proposal Number 1: Election of Directors

Robert Heller
Director Age: 82 Director Since: 2005 Board Committees: Compensation Nominating and Governance

Background

Mr. Heller has been a Director since 2005 and has served as a member of the Bank’s WMTS Committee since 2006, serving as Chair of the Committee since 2008. He served on the Compensation Committee from 2006 to 2015 and was appointed to the Committee again in 2018. He was named to the Nominating and Governance Committee in February 2014 and served on the Bank’s Asset/Liability Committee from August 2014 through October 2015. Mr. Heller received his Ph.D. in Economics from the University of California at Berkeley. In 1974 he was named as Chief of the Financial Studies Division of the International Monetary Fund in Washington, DC. In 1978, he joined Bank of America in San Francisco as Director of International Economic Research. In 1986 he was appointed as a member of the Board of Governors of the Federal Reserve System, where he served as the Chairman of the Committee on Bank Supervision and Regulation, as well as the Administrative Governor. In 1989, Mr. Heller joined VISA International and starting in 1991 served as President and CEO of VISA USA until 1993. From 1995 to 2002, he was Executive Vice President and a member of the Board of Directors of the Fair Isaac Corporation (NYSE:FIC). He currently serves on the Board of Sonic Automotive Inc. (NYSE:SAH) as well as several private companies. He has served as the Chairman of the Board of Marin General Hospital and on the boards of many educational and cultural institutions, including the World Affairs Council of Northern California, the Romberg Center for Environmental Studies of San Francisco State University and the Institute for International Education in San Francisco. He is also a Staff Commodore of The San Francisco Yacht Club. We believe that Mr. Heller’s experience as the president and chief executive officer of a large company, his leadership role with the Federal Reserve System, and his extensive financial expertise well qualify him to serve on our Board.

Kevin R. Kennedy
Kevin R. Kennedy Director Age: 55 Director Since: 2013 Board Committee: Audit

Background

Mr. Kennedy has been a director since November 2013 when the Company acquired NorCal Community Bancorp (“NorCal”) and Bank of Alameda. He has served as a member of the Bank’s Asset/Liability Committee since 2013 and was appointed Chair of the Committee in March 2022.  Mr. Kennedy was appointed a member of the Bank’s Wealth Management and Trust Services Committee in February 2015 and a member of Bancorp’s Audit Committee in August 2017. Mr. Kennedy has worked in the financial services industry for over thirty years. In 2004, Mr. Kennedy founded Kevin Kennedy, LLC, a company engaged in financial planning and wealth management services, and he continues to be the owner and Managing Member of the company. He has also been the elected City Treasurer for the City of Alameda since 2000, now serving his seventh term. For many years, Mr. Kennedy wrote a column on financial matters for the Alameda Journal newspaper and hosted a business show on cable television. He received his Bachelor of Arts in Economics with a Minor in Statistics from University of California, Davis. He served on the Board of NorCal since 2009 and served as a member of the Loan, Audit, Compensation and Asset/Liability Committees. We believe that Mr. Kennedy’s strong business and financial experience, his high level of understanding of the Board’s roles and responsibilities based on his service on another bank board, and his extensive knowledge of the Alameda community, well qualify him to serve on our Board.

8	Bank of Marin Bancorp 2022 Proxy Statement

Proposal Number 1: Election of Directors

William H. McDevitt, Jr.
Vice Chairman of the Board Age: 69 Director Since: 2007 Board Committees: Nominating and Governance (Chair) Executive

Background

Mr. McDevitt has been a Director since 2007 and in 2015 he was elected Vice Chairman of the Board of Bank of Marin and Bank of Marin Bancorp. He has served on the Executive Committee since 2013 and the Bank’s Asset/Liability Management Committee since 2009, and has served as Chair of the Committee since 2013. He has also served on the Bank’s Wealth Management and Trust Services Committee from 2008 to 2009 and the Compensation Committee from 2007 to 2008 and was renamed to the Committee in March of 2015, where he served until March 2022.  In 2021, he was appointed to and appointed Chair of the Nominating and Governance Committee.  He is a Marin native and has been a resident of Petaluma since 1979. Mr. McDevitt began his career in the construction industry in 1971, and is currently employed by McDevitt Construction Partners, Inc. He is also general partner of McDevitt Enterprises, LP and president of Sausalito Hotel Corp (Inn Above Tide). Mr. McDevitt also invests in and manages commercial real estate in Marin & Sonoma Counties. In 1987, Mr. McDevitt became a founding director of Bank of Petaluma and held that position until the Bank was sold in 2000. Mr. McDevitt currently serves on the Workforce Development Committee of North Coast Builders Exchange and is a past President. He has previously been active in the Petaluma Boys & Girls Club, Carousel Fund and the United Way Southern Sonoma. We believe that Mr. McDevitt’s strong business experience and relationships, his high level of understanding of the Board’s roles and responsibilities based on his service on another bank board, and his extensive knowledge of the Company’s market areas, well qualify him to serve on our Board.

Timothy D. Myers
President, CEO and Director Age: 51 Director Since: 2021 Board Committee: Executive

Background

Mr. Myers has been President, CEO and Director since November 1, 2021.  He has been a member of the Executive Committee and the Bank’s Asset and Liability Management Committee and Wealth Management and Trust Services Committee since November 2021.  Mr. Myers joined Bank of Marin in April 2007 as Senior Vice President and Manager of the San Francisco Commercial Banking Office.  In 2013, Mr. Myers was named Senior Vice President and Commercial Banking Manager.  In March 2015, he assumed the role of executive Vice President Commercial Banking and in June 2020 he was named Chief Operating Officer.  Mr. Myers was appointed President and Chief Operating Officer in May 2021, responsible for the management of Commercial Banking, Retail Banking, Centralized Operations and Technology, Wealth Management & Trust Services and Marketing.  Mr. Myers has over two decades of experience in finance and banking – spanning small business, middle market and corporate banking.  He began his banking career in 1998 and, prior to joining Bank of Marin, he serve as a Vice President, Commercial Banking Officer for U.S. Bank, National Association and Comerica Bank.  Mr. Myers earned his Bachelor of Arts degree from Willamette University and a Master’s degree in International Policy Studies from Middlebury Institute of International Studies at Monterey (formerly Monterey Institute of International Studies).  He also earned a graduate certificate from the Pacific Coast Banking School.  Mr. Myers currently serves on the Board of Side-by-Side, a San Francisco Bay Area nonprofit serving the behaviorally and mental needs of vulnerable youth and their families.  He has also served as Chairman of the Board of Edgewood Center for Children and Families.  We believe Mr. Myers’ proven leadership role with the Company and his extensive experience in relationship banking and broad industry knowledge well qualify him to serve on our Board.

Bank of Marin Bancorp 2022 Proxy Statement	9

Proposal Number 1: Election of Directors

Sanjiv S. Sanghvi
Director Age: 58 Director Since: 2021 Board Committees: Nominating and Governance Compensation

Background

Mr. Sanghvi joined the Board in May 2021 and was appointed to the Nominating and Governance and Compensation Committees.  In March, 2022, Mr. Sanghvi was appointed to the Bank’s Asset and Liability Management Committee. He is also a member of the Board of Advisors of Harris Freeman & Co. After a 30-year career at Wells Fargo Bank, Mr. Sanghvi retired in 2019 as Executive Vice President and Regional Head of Commercial Banking. In that role he was responsible for the division that provided advisory services for bankers providing commercial real estate loans to commercial banking clients across Wells Fargo’s franchise. Throughout his career, he was also Head of Global Banking, President and CEO of Wells Fargo HSBC Trade Bank, Head of Marketing for Wholesale Banking and Head of Treasury Management product, where he was responsible for the treasury management integration of Wells Fargo and Norwest Bank’s merger. Mr. Sanghvi also served on the company’s Enterprise Diversity Council. He holds an MBA in Finance and Strategy from the University of Michigan, and a BS in Economics from the Wharton School, University of Pennsylvania. We believe that Mr. Sanghvi’s robust and distinguished banking experience and vast industry knowledge well qualify him to serve on our Board.

Joel Sklar, MD
Director Age: 72 Director Since: 1989 Board Committees: Compensation (Chair) Executive

Background

Dr. Sklar is a founding Director of Bank of Marin and has served on the Board since its inception in 1989. He served as Chairman of the Board of Bank of Marin and Bank of Marin Bancorp from July 2007 through December 2013. He served as a member of the Audit Committee from 1992 to March 2022 and served as Chair of the committee from 1997 through 2005. Dr. Sklar has served as a member of the Executive Committee since 2007, a member of the Compensation Committee since 2014 and Chair of the Committee since 2015, and as Chair of the Executive and Nominating and Governance Committees from 2007 through 2013. He graduated cum laude with a Bachelor of Arts degree from Williams College in Williamstown, Massachusetts and received his medical degree from the University of California at San Diego. He trained in internal medicine at U.C. Medical Center in San Diego and in cardiology at the University of Colorado Health Sciences Center and went on to found Marin Hospitalist Medical Group and Marin Medical Practice Concepts. Dr. Sklar recently retired as Marin General Hospital’s Chief Medical Officer and from the practice of Cardiology with Cardiovascular Associates of Marin and San Francisco, of which he was managing partner for more than twenty years. He currently serves as an executive consultant at Marin Health Medical Center and as a director of the California Film Institute. We believe that Dr. Sklar’s high level of understanding of the Company and the Board’s roles and responsibilities developed during his long tenure on the Company’s Board of Directors as well as his extensive leadership experience in the Marin medical community well qualify him to serve on our Board.

10	Bank of Marin Bancorp 2022 Proxy Statement

Proposal Number 1: Election of Directors

Brian M. Sobel
Chairman of the Board Age: 67 Director Since: 2001 Board Committees: Executive (Chair) Compensation Nominating and Governance

Background

Mr. Sobel is Chairman of the Board of Bank of Marin and Bank of Marin Bancorp, having been appointed to the positions effective May 2015. He has been a Director since 2001 and has been a member of the Compensation Committee since 2003, serving as Chair from 2008 to 2015, and a member of the Nominating and Governance and Executive Committees since 2009, and as Chair of the Executive Committee since 2015. He served on the Audit Committee from June 2016 to January 2017 and was a member of the Bank’s Asset/Liability Committee from October 2016 to August 2021. Since 1987, he has been the principal consultant of Sobel Communications of Petaluma, a media and governmental relations firm. Mr. Sobel spent ten years as a city council member in Petaluma. He has served as chair of the Sonoma County Transportation Authority, president of a nonprofit housing group, corporate officer and trustee of the Cedars Foundation of Ross, and president of the Petaluma Area Chamber of Commerce. Educated at San Francisco State University, he has authored two books and an anthology and prior to 1987 worked for a major corporation as a writer, training consultant and video producer. Mr. Sobel also served as a board member of the Golden Gate Bridge, Highway and Transportation District for fourteen years and was a two-term governor's appointee to the 4th Agricultural District Board of Directors. Mr. Sobel also provides political analysis for numerous media outlets, including KTVU FOX2, in the San Francisco Bay Area. We believe that Mr. Sobel’s media relations experience and his extensive knowledge of the Company’s market area, particularly Marin and Sonoma Counties, well qualify him to serve on our Board.

Secil Tabli Watson
Age: 50 Director Since: 2021 Board Committee: Audit Nominating and Governance

Background

Ms. Watson joined the Board in April 2021. In May 2021 she was appointed to the Audit Committee and in March 2022 she was appointed to the Nominating and Governance Committee.  Ms. Watson is currently an independent board member for McLaren Technology Acquisition Corp. (MLAIU), Everi Holdings (EVRI), and Landed, a fintech startup.  She is also an advisor to Fortune 500 and growth companies on digital and product strategy.  Ms. Watson is currently on the Strategic Advisory Board of private equity firm, FTV Capital.  She was a member of the Conservation Society of California and Oakland Zoo Board from 2014-2020, where her roles included vice chair and co-chair.  Formerly an Executive Vice President and Head of Digital Solutions for Business at Wells Fargo, Ms. Watson transformed the bank digitally and managed key enterprise channels for customers.  Her banking and financial technology expertise includes digital customer experience, innovations in payments and cyber-fraud, and digital transformation.  During her 18 years at Wells Fargo, Ms. Watson was Executive Advisor to the Women’s Team Member Network and a member of the Enterprise Diversity Council.  Ms. Watson is a lecturer on open banking and platforms and has won numerous awards for innovation in banking, including 2016 Digital Banker of the Year by American Banker.  Ms. Watson holds an MBA in Finance from the Wharton School, University of Pennsylvania, and a BA in Economics and Government/International Relations from Cornell University.  We believe that Ms. Watson’s 28 years of expertise in digital banking and innovation, along with her 25 years of business management and consulting experience in the Bay Area, well qualify her to serve on our Board.

Bank of Marin Bancorp 2022 Proxy Statement	11

Proposal Number 1: Election of Directors

Arrangements or Understandings Regarding Service as a Director

On May 10, 2021, the Company entered into an agreement (the “Kelly Trust Agreement”) with the Jon S. Kelly Administrative Trust and certain beneficiaries of the Kelly Trust (collectively, the “Kelly Trust Parties”), pursuant to which the Kelly Trust Parties agreed to withdraw their nomination notice, and the Company agreed to increase the size of the Board to twelve members and to appoint one new independent director (the “Kelly Trust Nominee”) effective May 10, 2021.  It was further agreed that the Kelly Trust Nominee would be Sanjiv Sanghvi, and the Company appointed him as a director effective May 10, 2021.  Mr. Sanghvi was also added as a member of the Nominating and Governance Committee and the Compensation Committee.  The Company reviewed Mr. Sanghvi through its customary director candidate review process, and determined he was qualified.  The Company also nominated Mr. Sanghvi for election at the Annual Meeting.

The Kelly Trust Agreement contains customary standstill provisions and voting commitments.  If during the standstill period the Kelly Trust Nominee becomes unavailable to serve as a director, the Kelly Trust Parties retain the right to identify a successor, who must be reasonably satisfactory to the Board of Directors.  The Kelly Trust Agreement is more fully described in the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2021.

The Company anticipates entering into an amendment to the Kelly Trust Agreement to extend its term by a year, confirm Mr. Sanghvi as the continuing Kelly Trust Nominee, appoint Mr. Sanghvi to the Bank of Marin Board of Directors, and additionally seat Mr. Sanghvi on the Bank of Marin Asset/Liability Management Committee, among other things.

None of our other directors or nominees have any agreements or arrangements with any other person or entity in connection with the director’s or nominee’s candidacy or service on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR RE-ELECTION

IN PROPOSAL ONE.

12	Bank of Marin Bancorp 2022 Proxy Statement

Proposal Number 1: Election of Directors

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on the Board of Directors in 2021.

	Fees earned
	and paid in		Stock	Option
	Cash		Awards	Awards		All Other	Total
Name	($)(1)		($)(1)	($)(1)		Compensation	($)
Nicolas C. Anderson	—	(3)	—	—		—	—
Steven I. Barlow	37,289		18,552	18,608	(2)	—	74,450
Russell A. Colombo	—	(4)	—	—		—	—
Charles D. Fite	—	(3)	—	—		—	—
James C. Hale	43,226	(5)	—	37,224	(2)	—	80,450
Robert Heller	42,226		—	37,224	(2)	—	79,450
Norma J. Howard	42,278	(8)	37,172	—		—	79,450
Kevin Kennedy	37,260	(5)	17,953	19,237	(2)	—	74,450
William H. McDevitt Jr.	48,260		17,953	19,237	(2)	—	85,450
Leslie E. Murphy	37,278	(9)	37,172	—		—	74,450
Sanjiv S. Sanghvi	4,304	(6)	4,246	—		—	8,550
Joel Sklar, MD	42,278		37,172	—		—	79,450
Brian M. Sobel	57,278		37,172	—		—	94,450
Secil T. Watson	9,628	(7)	9,610	—		—	19,238
(1)	During 2021, each member serving on the Bancorp Board and the Company’s Bank Board, who is not also an officer or employee of the Company received an aggregate director fee of $74,450; paid approximately $37,225 in Company stock and/or non-qualified stock options to purchase Company stock, and approximately $37,225 in cash. Compensation for service for incumbent directors is paid semi-annually in arrears in July and January. The equity component of the annual compensation is paid, at the election of the director, in 100% common stock, 100% non-qualified stock options to purchase common stock, or in a combination of 50% common stock and 50% non-qualified stock options. An analysis performed by the Company’s compensation consultant, Pearl Meyer & Partners, confirmed that the practice of delivering 50% of compensation in equity and 50% in cash meets with industry standards. The stock based compensation to each director for service in 2021 was paid in Company common stock with a market value at the time of grant, with fractional shares being paid in cash. The non-qualified stock options were granted at fair market value at the time of grant with the number of shares covered by the option determined based on the Black-Scholes valuation method. The Chairs of the Bank’s WMTS Committee and the Company’s Compensation Committee and Nominating and Governance Committee received an additional annual cash payment of $5,000. The Chairs of the Audit Committee and the Bank’s Asset/Liability Management Committee received an additional annual cash payment of $6,000. The Chairman of the Board received an additional annual cash payment of $20,000. The Vice Chairman of the Board received an additional annual cash payment of $5,000. The Compensation Committee has reviewed the additional cash payments paid to the Chairman of the Board, the Vice Chairman of the Board and the committee chairs relative to the Company’s peer group, discussed further in the Compensation Discussion and Analysis. Upon this review, the Compensation Committee affirmed the annual cash payments for these services. The stock portion of the fees awarded were from the 2020 Director Stock Plan approved by shareholders at the 2020 Annual Meeting. The non-qualified stock options were awarded from the Bank of Marin 2017 Equity Plan. If a director retires from the Board before earned director compensation is paid, that individual receives payment in cash rather than in stock. A Director Deferred Fee Plan, which allows members of the Board of Directors to defer the cash portion of their director compensation, went into effect on January 1, 2021, and the first deferral of their fees was in July 2021. Additionally, effective January 2021, in an effort to bring director compensation in line with its peers, the Board of Directors approved a catch-up plan to increase base compensation to $81,950 by 2022.
(2)	Mr. Barlow elected to receive 2,359 non-qualified stock options, Mr. Hale and Mr. Heller elected to receive 4,719 non-qualified stock options and Mr. Kennedy and Mr. McDevitt, Jr. elected to receive 2,479 non-qualified stock options. The stock options granted in 2021 were fully vested and exercisable immediately. As of December 31, 2021, Mr. Barlow had 7,998 exercisable shares, Mr. Hale had 24,668 exercisable

Bank of Marin Bancorp 2022 Proxy Statement	13

Proposal Number 1: Election of Directors

shares, Mr. Heller had 7,278 exercisable shares, Mr. Kennedy had 13,448 exercisable shares, and Mr. McDevitt had 13,783 exercisable shares.
(3)	Mr. Anderson and Mr. Fite joined the Board in August 2021 and received their first payments in January 2022 for service provided August – December 2021.
(4)	Mr. Colombo retired from the Company effective October 31, 2021. He received his first payment for director compensation on January 1, 2022 for service provided November and December 2021.
(5)	Mr. Hale elected to defer $22,238 of his cash compensation and Mr. Kennedy elected to defer $19,238 of his cash compensation under the terms of the 2021 Director Deferred Fee Plan.
(6)	Mr. Sanghvi joined the Board in May 2021 and received payment in July for service provided May and June 2021. Mr. Sanghvi’s director fee for serving on the Bancorp Board in 2021 was 2/3 the portion of the total retainer paid to those directors serving on both the Bancorp and Bank Boards.
(7)	Ms. Watson joined the Board in April 2021 and received payment in July for service provided April through June 2021.
(8)	Ms. Howard retired from the Board effective January 3, 2022.
(9)	Ms. Murphy retired from the Board effective January 31, 2022.

14	Bank of Marin Bancorp 2022 Proxy Statement

CORPORATE GOVERNANCE

Director Independence

As of the Record Date (March 21, 2022), each of the persons nominated for election as a director, except for Russell A. Colombo (the former CEO of the Company) and Timothy D. Myers (the CEO of the Company) was “independent” within the meaning of NASDAQ’s listing rules.

Board Meetings and Committees

There were six (6) regular meetings and seven (7) special meetings of the Board of Directors of the Company during 2021. Each director standing for re-election to the Board attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board on which he/she served.

The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out this responsibility, the Board has delegated certain authority to several Company committees, the duties of which and membership at March 21, 2022 were as follows:

Nominating
and
Name of Director	Executive	Compensation	Audit	Governance
Nicolas C. Anderson			⚫	⚫
Steven I. Barlow			⚫
Russell A. Colombo
Charles D. Fite	⚫	⚫
James C. Hale	⚫		Chair	⚫
Robert Heller		⚫
Kevin Kennedy			⚫
William H. McDevitt, Jr.	⚫			Chair
Timothy D. Myers	⚫
Sanjiv S. Sanghvi		⚫		⚫
Joel Sklar, MD	⚫	Chair
Brian M. Sobel	Chair	⚫		⚫
Secil T. Watson			⚫	⚫

● = Committee Member

The Executive Committee, subject to the provisions of law and certain limits imposed by the Board of Directors, may exercise any of the powers and perform any of the duties of the Board of Directors between Board meetings. The Committee met five (5) times in 2021.

The Nominating and Governance Committee assists the Board in carrying out its duties and functions regarding corporate governance oversight and Board membership nominations.  Subject to the standards required by applicable NASDAQ listing rules, the Committee is composed of no less than a majority of independent directors of the Board.  The Committee will consider suggestions or recommendations for Board membership received from shareholders. Shareholders who wish to make such suggestions or recommendations should forward their written suggestions to the Chairman of the Nominating & Governance Committee addressed to Bank of Marin Bancorp, Attn: Corporate Secretary, 504 Redwood Boulevard, Suite 100, Novato, CA  94947. Whether a person is recommended for Board membership by a shareholder or by a director of the Company, the standards and qualifications to be considered for Board membership include local community involvement, sound reputation, and business or educational experience that will be beneficial to the Company. The Committee also considers each candidate’s contribution to the diversity of the Board, including personal characteristics, education, experience and skills. The Committee carefully considers diversity when evaluating director candidates, and, in 2020, it recommended and the Board approved, a formal Board Diversity Policy, which is discussed more fully below.  All of the nominees approved by the Committee for election at the 2022 Annual Meeting were recommended by the Board. The Committee met five (5) times in 2021.

Bank of Marin Bancorp 2022 Proxy Statement	15

Corporate Governance

The Compensation Committee, consisting solely of independent directors as defined in the NASDAQ listing rules and Section 10C of the Securities Exchange Act of 1934, has primary responsibility for ensuring that compensation and benefits policies and programs for executive officers and the Board of Directors comply with applicable law and stock listing requirements, and are devised and maintained to provide and retain a high level of executive management and corporate governance competence.  The Committee met nine (9) times in 2021.

The Audit Committee, consisting solely of independent members as defined in the NASDAQ listing rules and Section 10A of the Securities Exchange Act of 1934, selects and recommends the appointment of independent auditors, reviews and approves professional services performed by the independent auditors and reviews the reports of their work together with regulatory agency examination reports. The Committee also reviews and approves the programs, work plan and reports of the Bank's Audit Manager and internal auditor. Director James C. Hale has been determined to be the Audit Committee Financial Expert. The Committee met eight (8) times in 2021.

The Executive, Compensation, Audit, and Nominating and Governance Committee charters are available on the Company’s website at www.bankofmarin.com under the “Investor Relations” tab.

Each current and nominated Board member is encouraged to attend the Annual Meeting of Shareholders. All members of the Board attended the 2021 Annual Meeting except those members appointed after the 2021 Annual Meeting.

Indebtedness and Other Transactions with Directors and Executive Officers

In accordance with the Nominating and Governance Committee Charter, the Nominating and Governance Committee is responsible for reviewing and acting upon all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interest.  Additionally, the Company’s Code of Ethical Conduct provides rules that restrict transactions with affiliated persons.

Prior to engaging in any related party transaction, a completed questionnaire describing the nature and structure of the transaction, along with any necessary supporting documentation, is submitted to the Nominating and Governance Committee. In determining whether to approve a related party transaction, the Nominating and Governance Committee will consider, among other things, the following:

●	Whether the terms of the transaction are fair to the Company;
●	Whether the transaction is material to the Company;
●	The importance of the related person to the transaction;
●	The role the related person has played in arranging the transaction;
●	The structure of the transaction; and,
●	The interests of all related persons in the transaction.

The Company will only enter into a related party transaction if the Nominating and Governance Committee determines that any interested director has abstained from voting on the matter and that the transaction is beneficial to the Company, and the terms of the transaction are fair to the Company.

The Company is not currently engaged in any related party transactions.

The Company’s subsidiary, Bank of Marin, has had and expects to have banking transactions in the ordinary course of business with some of the directors and executive officers of the Bank (and their associates), on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable loans with persons not related to the Company. During 2020 no loan to any director or executive officer of the Company (or their associates) has involved more than normal risk of collectability or presented other unfavorable features. All loans to directors or executive officers would be subject to the limitations prescribed by California Financial Code Section 1360, et seq. and applicable federal law and regulations.

16	Bank of Marin Bancorp 2022 Proxy Statement

Corporate Governance

Board Leadership Structure

It is the role of the Nominating and Governance Committee to annually review, and when appropriate make recommendations to the Board of Directors concerning board composition, structure, and functions. The Board has deemed it appropriate to have two separate individuals serve as Chairman of the Board and Chief Executive Officer. According to the Company’s bylaws, the Chairman of the Board shall preside at meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the Board of Directors. The bylaws further provide that the President of the Company shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Company. As the oversight responsibilities of the Board of Directors grows, the Board believes it is beneficial to have an independent Chairman with the sole job of leading the Board, while allowing the President to focus his efforts on the day-to-day management of the Company and the Bank. The Board does believe that it is important to have the President as a director.  The Company aims to foster an appropriate level of separation between these two distinct levels of leadership of the Company.  In addition to the Chairman, leadership is also provided through the respective chairs of the Board’s various committees.

Board’s Role in Risk Oversight

It is a fundamental part of the Board’s responsibility to understand the risks the Company faces and what steps management is taking to manage those risks. It is also important that the Board understands what level of risk is appropriate for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on risk assessment and risk management as they relate to financial reporting, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial reporting risks and the steps management has taken to monitor and control them, and the Committee receives an annual risk assessment report from the Company’s outside auditor. The Executive Committee fulfills its oversight responsibility with respect to compliance and operational risk, by working with the Company’s Compliance Manager to understand regulatory and legislative issues and the Company’s projects and systems. In setting compensation, the Compensation Committee strives to create incentives that do not encourage excessive risk-taking beyond the Company’s ability to effectively identify and manage risk. The Bank’s Asset Liability Management Committee functions as a directors’ loan committee, oversees the Bank’s balance sheet, liquidity and capital management, as well as the management of credit, interest rate, and market risk within the context of the risk tolerance established by the Board of Directors, and receives monthly reports from the Chief Credit Officer and Chief Financial Officer. Additionally, on a quarterly basis, the Board of Directors and various committees (Executive Committee, Compensation Committee, the Bank’s Wealth Management and Trust Services Committee and the Bank’s Asset Liability Management Committee) receive and review reports from the Company’s consolidated enterprise risk management program.  In general, that program is designed to ensure the adequacy of policies, procedures, tolerance levels, risk measurement systems, monitoring processes, management information systems and internal controls.  Board and committee review of quarterly reporting is an important component of the overall enterprise risk management system.  The Executive Committee of the Board of Directors is also provided physical and information security risk assessments by management on an annual basis.

Bank of Marin Bancorp 2022 Proxy Statement	17

Corporate Governance

Shareholder Outreach

Shareholder outreach and feedback is a critical component of our investor relations philosophy, and, in 2019 and beyond, we continue to maintain a regular dialogue with our shareholders. Throughout the year, we engaged in conversations and meetings, including sell-side conferences, non-deal road shows and in-person or telephonic one-on-one meetings with our shareholder base. In response to the 2018 say-on-pay advisory vote on executive compensation, the Compensation Committee, along with members of senior management initiated a targeted investor outreach program. The purpose of the program is to solicit feedback from shareholders who voted against the proposal and understand the factors that informed their vote.

In early 2022 we continued our outreach efforts by reaching out to thirteen of our top institutional investors, representing 33.58% of our outstanding shares. We received two accepted invitations. During the month of March we conducted calls with the two respondents representing 5.83% of our outstanding shares.

Areas included in our outreach discussion:

Executive Compensation

We substantially enhanced our executive compensation disclosure in our 2019 proxy statement and continued it for the 2020 and 2021 proxy statements. Our compensation metrics for both short and long term incentives achieve a balanced outcome by using performance based equity grants vesting over a three-year period mixed with performance equity metrics relative to peers, cliff vesting after a three-year measurement period.

Board Composition

Diversity is an important part of the Company’s corporate governance practices. The Nominating and Governance Committee actively manages board composition and considers diversity in recruitment and nominations of directors. The current composition of our Board reflects those efforts and the importance of diverse skills and experience represented. The Board has an effective mix of experience and fresh perspective including areas of emerging skills as indicated in their bios. Current directors have an average tenure of nine and a half years. In addition, 83% of our directors are independent. In 2020, the Board created a diversity recruitment initiative to further enhance overall board diversity, discussed in more detail herein.

As mentioned above, in 2020 the Nominating and Governance Committee developed, and the Board approved, a Board Diversity Policy with the aim of improving board member diversity. The policy sets out the approach to diversity of members of the Board of Directors of the Company and its subsidiaries and requires annual establishment of measurable objectives for improving diversity on the Board. An initial objective was to increase gender diversity by having no less than three women as members of the Board of Directors by December 31, 2021. To meet this objective, the Nominating and Governance Committee engaged Boyden Executive Search that led to the Board approval of Secil Tabli Watson to be added as a new director to both the holding company and bank boards effective April 1, 2021. Ms. Watson, who is female and of Turkish descent, brings a wealth of experience to the board. Ms. Watson’s biography is included above. The Board is proud that it met its initial objective under the Board Diversity Policy.  With the recent retirement of Norma Howard and Leslie Murphy and the addition of Nicolas Anderson, the Board includes one woman and three directors, including Mr. Anderson, who is African American, Mr. Sanghvi, who is of East Indian descent, and Ms. Watson who come from underrepresented communities (as defined by California Corporations Code Section 3901.4).  For 2022, one goal is to replace Ms. Howard and Ms. Murphy to again have a minimum of three women on the Board of Directors.

18	Bank of Marin Bancorp 2022 Proxy Statement

Corporate Governance

Shareholder Rights Plan

The Company included in its outreach a discussion of its shareholder rights plan, highlighting the Board of Director’s reasons for continuing the plan, reminding shareholders of its expiration in July 2022, explaining why the Board of Directors sees it as an important tool for protection of all shareholders. It protects all shareholders over one significant individual shareholder placing its own interest above all others; encourages potential acquirers to negotiate with the Board, allowing extraction of higher values in a more controlled environment; and deters abusive takeover tactics by making them unacceptably expensive to the third party.

The shareholder rights plan provides board flexibility: prior to the plan being triggered, the Board retains the right to redeem the plan. Even if the plan is triggered, if the person triggering the plan reduces their ownership below 10%, the redemption right reinstates. Tender offers for all of the outstanding shares of BMRC, whose terms are determined to be fair to BMRC shareholders by a majority of the BMRC Board, are excepted from triggering the plan.

The Company further explained why the Board of Directors set the trigger for the plan at 10%, and outlined concerns with the proxy advisory firms’ general policies on such plans. The Board believes the 10% trigger is reasonable and is in alignment with regulatory requirements that exceeding 10% requires bank regulatory approval. Shareholders were specifically asked for their views on shareholder approval of any future rights plans. The Company found these discussions productive. When the Board of Directors reviews the rights plan in anticipation of the plan’s expiration in 2022, the Board will again consider the need for such a plan at that time, the specific terms of any such future plan, and whether any future plan, if adopted by the Board, should be submitted for shareholder approval. Based on our current mix of shareholders the Board of Directors continues to believe the existing rights plan is a necessary and appropriate tool for protecting shareholder value.

Environment, Social, and Governance (ESG)

At Bank of Marin Bancorp, we place a high priority on operating in a responsible manner. We demonstrate environmental responsibility in various ways, including using technology which provides for a paperless environment and transactional efficiencies. Our commitment to social responsibility is demonstrated through our community investment and giving program, as well as strong business ethics, fair compensation and benefits, our Community Reinvestment Act lending efforts, and our management policies, systems and disclosures holding our people to high ethical standards. We are committed to strengthening the communities and markets in which we operate through nonprofit donations, volunteerism and board leadership. We have continually enhanced our corporate governance practices through the annual shareholder outreach, a focus on diversity, the Board assessments and self-evaluations, and Board oversight.  Additionally, in July, we appointed a Diversity, Equity and Inclusion (“DEI”) Officer.  The DEI Officer reports to the Director of Human Resources and has organization-wide responsibility to implement previously identified DEI initiatives, as well as development of new initiatives.

Bank of Marin Bancorp 2022 Proxy Statement	19

Corporate Governance

Board Diversity

Board Diversity Matrix (as of April 5, 2022)
Total Number of Directors: 13
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	12	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White (non-Hispanic or Latinx)	1	11	0	0
Two or More Races or Ethnicities	1	1	0	0
LGBTQ+	0	0	0	0
Did not Disclose Demographic Background	0	0	0	0

20	Bank of Marin Bancorp 2022 Proxy Statement

EXECUTIVE COMPENSATION

Executive Officers

The Board has designated the following officers as executive officers of the Company and/or Bank of Marin:  President and Chief Executive Officer, Chief Financial Officer, Chief Credit Officer, Chief Information Officer, Head of Commercial Banking, Head of Retail Banking and Director of Human Resources. At December 31, 2021, the incumbents to those offices were: Timothy D. Myers, Tani Girton, Misako Stewart, Richard Lewis, Nicolette Sloan, Brandi Campbell and Robert Gotelli, respectively.  Following is information regarding the executive officers excluding Mr. Myers, who is a director nominee and whose information has been previously presented.

Tani Girton, 62

Tani Girton joined Bank of Marin in August 2013 as Executive Vice President and Chief Financial Officer responsible for Finance, Accounting, Treasury and Compliance. Ms. Girton’s 37-year career spans financial services across the banking, brokerage and thrift industries. Before joining Bank of Marin, she served as Executive Vice President and Treasurer for Bank of the West. Prior to that, Ms. Girton was Vice President of Treasury Capital Markets for Charles Schwab and a key member of the team that launched and expanded Schwab Bank. Ms. Girton earned a Master’s Degree in Business Administration from San Francisco State University where she also served as a finance lecturer for several years. Ms. Girton graduated from Lewis and Clark College with a bachelor’s degree in international affairs. She currently serves on the boards of directors for Professional Business Women of California and GraceSigns.

Misako Stewart, 54

Misako Stewart joined Bank of Marin in 2013 as Senior Vice President, Commercial Banking Manager.  In 2018 she was named Senior Vice President, Senior Credit Manager within Commercial Banking before assuming the role of Chief Credit Officer in 2021.  Throughout her career, Ms. Stewart has held various roles in Commercial Banking, serving mid-sized businesses.  After graduating with a bachelor’s degree in business economics from UC Santa Barbara, Ms. Stewart was Vice President in Commercial Banking at Union Bank for seven years.  She then spent thirteen years at Comerica Bank as First Vice President in Commercial Banking and Credit Administration, supporting Commercial Banking and Technology and Life Sciences, before joining Bank of Marin.  Ms. Stewart has served on the Board of the Headland Center for the Arts, the Marin Swim League and has held various positions on nonprofit boards for schools in Mill Valley.

Richard Lewis, 57

Rich Lewis was named Executive Vice President and Chief Information Officer at Bank of Marin in January 2021, responsible for Technology, Security, Facilities/Administrative Services, Fraud Analysis and Operations at the Bank.  Mr. Lewis brings more than 25 years of experience in banking and finance, leading systems design & development, implementation and support.  Most recently, he was Senior Vice President and Chief Information Officer at Exchange Bank.  Mr. Lewis earned both a BS in Economics and an MS in Computer Science from California State University, Fresno and is also a graduate of the Pacific Coast Banking School.  He is a committed supporter of a number of Bay Area nonprofits including COTS (Committee on the Shelterless) and CVNL’s (Center for Volunteer and Nonprofit Leadership) Human Race.

Bank of Marin Bancorp 2022 Proxy Statement	21

Executive Compensation

Nicolette Sloan, 44

Nikki Sloan joined Bank of Marin in May 2021 as Executive Vice President and Head of Commercial Banking, responsible for the strategic direction, vision, growth and performance of the Bank’s commercial banking business.  Before joining Bank of Marin, Ms. Sloan spent ten years with Wells Fargo Bank, most recently as Senior Vice President and Commercial Banking Leader in San Francisco.  In that role, she led a team of high-performing relationship managers delivering a suite of credit and treasury products.  Prior to that, she was Chief Operating Officer of Commercial Credit.  Across a career that has spanned two decades, Ms. Sloan has also held various commercial and business banking roles in both community banks and major financial institutions in Southern California, where she was instrumental in growing market share and revenues.  With a Bachelor’s degree in Organizational Leadership from California Lutheran University, she is also a graduate and current Board Director of Pacific Coast Banking School.  Throughout her career, Ms. Sloan has been an active Rotarian and served on numerous nonprofit boards, including a community hospital and a domestic violence prevention agency.

Brandi Campbell, 53

Brandi Campbell joined Bank of Marin in 2019 as First Vice President, Regional Manager in Retail Banking. In this role she was responsible for the Bank’s retail offices in Napa, Sonoma and Alameda Counties, helping to build the Bank’s market share in these regions. In March 2020, she was named Senior Vice President, Retail Banking, overseeing the Bank’s retail division. Prior to joining Bank of Marin, Ms. Campbell had been in the banking industry for twenty-eight years, the majority of which was spent as a senior leader in consumer banking and customer service at Bank of America. She is currently on the Board of Directors for the North Bay Children’s Center in Novato, CA and is a long-time supporter of local food banks, Habitat for Humanity and the Humane Society.

Robert Gotelli, 58

Robert Gotelli joined Bank of Marin’s Human Resources department in 2000 and held Employee Relations Manager and Human Resources Supervisor positions. In January 2008 he assumed the position of Senior Vice President, Director of Human Resources and in January 2019 he assumed the position of Executive Vice President, Director of Human Resources. Mr. Gotelli has responsibility for all aspects of human resources, which include benefits administration, executive compensation and employee relations, as well as organizational and leadership development. Prior to joining Bank of Marin, Mr. Gotelli had over twenty years of experience in the retail grocery business with various areas of responsibility, including serving as Director of Human Resources. Mr. Gotelli earned his Bachelor of Science degree in Business Administration from Sonoma State University and his Master’s degree in Human Resources Administration from Central Michigan University. He is a graduate of the Graduate School of Banking at the University of Wisconsin-Madison Human Resource Management School and holds the SPHR and SHRM-SCP human resources certifications. An active member of the Bay Area community, Mr. Gotelli has served on numerous local non-profit boards and banking industry organizations. Since 2003, he has been a member of the California Bankers Association (CBA) Compensation Survey Advisory Committee, and was named chairman in 2010. Mr. Gotelli is also a member of the Western Bankers Association Employee Benefit Plan Committee and the CBA’s Human Resources Legislative Advisory Committee.

22	Bank of Marin Bancorp 2022 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

This section addresses the compensation programs, philosophy and objectives, of the Bank of Marin Bancorp and its banking subsidiary, Bank of Marin (collectively in this section, the “Company”), including the process for making compensation decisions, the roles of the Board of Directors, the Compensation Committee (in this section, the “Committee”), and management in the design of such programs, and its 2021 executive compensation components. This section also addresses the factors most relevant to understanding the Company’s compensation programs and what they are designed to reward, including the essential elements of compensation, the reasons for determining payment of each element of compensation, and how each compensation element fits into the Company’s overall compensation objectives and affects decisions regarding other compensation elements.

Executive Summary

The Committee of the Board of Directors establishes and administers the compensation and benefit programs for Named Executive Officers, the persons identified in the Summary Compensation Table which follows. In addition, the Committee is responsible for administering other companywide compensation and benefits plans for all employees. The Committee consists entirely of independent directors.  The Committee carefully considers the components of the executive compensation programs to attract and retain high quality Named Executive Officers and to incent the behavior of Named Executive Officers to create shareholder value and accomplish the Company’s strategic goals. The Committee engages independent consultants from time to time and considers the compensation programs of peer financial institutions to ensure that the Company’s compensation programs are competitive with market practices.

The Committee’s philosophy, practices and policies have been developed over a number of years and have not historically been subject to sweeping, material changes. At the 2021 annual meeting of shareholders, the Company included an advisory vote to approve executive compensation, providing shareholders with an opportunity to communicate their views on the Company’s executive compensation program. The Company’s executive compensation was approved by 83% of the shares voted. The Committee considered the results of this vote in setting executive compensation for 2022 and concluded that the strong support of the Company’s compensation program indicates that shareholders generally concur with the Company’s alignment of compensation and performance.  At the 2018 Annual Meeting of Shareholders, the shareholders held, by majority vote, for a one-year frequency of the non-binding, advisory vote on executive compensation.  While the frequency vote was non-binding, the Board of Directors has made the decision to continue to include the advisory vote to approve executive compensation annually.

Shareholder outreach and feedback is a critical component of our investor relations philosophy, and, in 2021, we continued to maintain a regular dialogue with our shareholders.  Throughout the year, we engaged in conversations and meetings, including sell-side conferences, non-deal road shows and in-person or telephonic one-on-one meetings with our shareholder base.  For additional details on our shareholder outreach, please see the discussion, Shareholder Outreach, above.

Philosophy

The Company’s executive compensation programs are designed to attract and retain high quality officers that are critical to its long-term success. The Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, which aligns Named Executive Officers’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate goal of improving shareholder value without rewarding undue short-term risk-taking. This is achieved by utilizing a combination of short-term cash incentives, paid annually, and long-term equity incentives, which vest over a three-year period and include performance based vesting metrics. The Committee engages independent national human resources consulting firms to periodically conduct a review of the Company's total compensation programs. During these periodic reviews, each component of total compensation is compared against a regional peer group that is similar to the Company in asset size, geography and performance. (For details, see “Compensation Consultants” and “Peer Group Review” herein.)  In 2020, the Committee adopted a new peer group to be used in 2020 and 2021.  It is used in the charts below.  The 2020 peer group is made up of major exchange publicly traded banks in the Western states, including Hawaii, with total assets between $1 billion and $6.5 billion.

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Executive Compensation

The Committee's compensation philosophy is to target base salaries at or near the median (50th percentile) and to pay total compensation (including annual cash incentives, long-term equity incentives, and benefits) at the 50th percentile of the regional peer group, with variation based on individual experience and individual and Company performance. The Company believes paying total compensation between the 50th and 75th percentile for above-average performance is critical for attracting and retaining the qualified executives it needs to achieve its business objectives. Overall, compensation paid to Company executives is believed to be competitive with market practices.

Base compensation levels for Named Executive Officers are established based on market data and are adjusted based on individual performance and experience. Annual incentives, including performance-based bonuses and long term equity awards, are based on both Company and/or individual performance objectives, which include asset and revenue growth targets, deposit growth targets, profitability targets, credit quality metrics, identification and execution of strategic opportunities, and core earnings performance.  It is the Committee’s desire to remove as much discretion as possible from the incentive based compensation in favor of a metrics based program.

Business Highlights

In 2021, Bank of Marin acquired American River Bank, extending its footprint into Amador, Placer and Sacramento counties. This is the third acquisition in the past nine years that strengthens the Bank’s presence in northern California and has allowed for average deposit growth of 12% annually.

Source: S&P Global Market Intelligence as of March 10, 2022

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Executive Compensation

●	Strong credit quality remains a cornerstone of the Bank’s consistent performance, with non-performing assets under 2% and better than the peer median for eight of the past eleven years, ending 2021 at 0.21%.

Source: S&P Global Market Intelligence as of March 10, 2022

●	Return on assets (“ROA”) exceeded Peer Bank median returns in eight of the last eleven years and was .94% in 2021 and 1.16% in 2011.

Source: S&P Global Market Intelligence as of March 10, 2022

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Executive Compensation

As designed, our compensation program is instrumental in motivating and rewarding our executive officers for achieving financial performance which compares favorably with our peer banks.

Bank of Marin Financial Performance
Percentile Rank versus Peer Banks
100th
75th
50th
25th
Total Deposit Growth
Net Income Growth
Average ROAA
Average ROAE
Average Efficiency Ratio
NPA / Total Assets
2021
3-Year
5-Year
10-Year

Source: S&P Global Market Intelligence as of March 10, 2022

2021 Financial Performance - 2021 Peer Banks							
		Total Deposit Growth	Net Income Growth	Average ROAA	Average ROAE	Average Efficiency Ratio	NPA / Total Assets
2021	Bank of Marin (%)	52	10	0.94	8	63	0.21
	Percentile Rank versus 2021 Peer Banks	100	4	17	10	29	33
Three Years	Bank of Marin (%)	21	1	1.11	9	58	0.14
	Percentile Rank versus 2021 Peer Banks	74	5	37	19	71	68
Five Years	Bank of Marin (%)	17	8	1.08	9	59	0.10
	Percentile Rank versus 2021 Peer Banks	93	2	44	21	70	88
Ten Years	Bank of Marin (%)	12	8	1.08	10	60	0.37
	Percentile Rank versus 2021 Peer Banks	58	0	70	51	87	87

Source: S&P Global Market Intelligence as of March 10, 2022

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Executive Compensation

As of December 31, 2021, Bank of Marin maintained $173.1 million in deposits temporarily sold to deposit networks as part of our balance sheet management efforts.  Those balances are not reflected on the balance sheet or included in the calculations above.  Bank of Marin’s $1.91 billion of non-interest bearing deposits (50% of total deposits) as of December 31, 2021 represented one of the leading deposit franchises in the country for financial institutions of our size.

Compensation Best Practices
The Compensation Committee has implemented strong governance practices that reinforce our principles, support sound risk management and are shareholder-aligned:
✓	Assess Pay versus Performance. The Committee continually reviews the relationship between compensation and Company performance.
✓

Reasonable Compensation Targets. Base salaries are targeted at or near the median (50th percentile) while total compensation (including annual cash incentives, long-term equity incentives, and benefits) is designed to pay between the 50th and 75th percentiles of the regional peer group, with variation based on individual experience and performance

✓

Balanced Performance Measurement. To mitigate risk while driving performance the Committee approved an annual incentive plan based on multiple measures, including Net Income, Return on Assets, the Efficiency Ratio, Annual Loan Growth, Annual Deposit Growth, Pre-Tax Pre-Provision Earnings, Net Interest Margin, Non-Interest Expenses, and individual performance.

✓	Clawback Provisions. The Committee has approved a clawback provision with respect to the annual incentive plan to allow for the recoupment of compensation under certain circumstances.
✓

Performance-Based Long-Term Incentives. The Committee set the proportion of Performance Restricted Stock to 45% of the total equity grant. Performance objectives for 2021 were performance relative to peers.

✓

Stock Ownership Guidelines. Our stock ownership requirements are rigorous: 2 times base salary for the CEO, 1.5 times base salary for the COO, 1 times base salary for other Named Executive Officers, and 2 times maximum annual retainer for Board members. All Named Executive Officers and Board members are in compliance with the guidelines.

✓	Use of an Independent Compensation Consultant Reporting to the Compensation Committee.
✓

No Hedging. The Company does not allow directors and Named Executive Officers to enter into short sales of common stock or similar transactions where potential gains are linked to a decline in the price of our stock. Recipients of equity awards also may not enter into any agreement that has the effect of transferring or exchanging any economic interest in an award for any other consideration.

✓

No Pledging. Directors and Named Executive Officers, as well as all officers of the Company, are prohibited from pledging Company securities as collateral for a loan or holding Company securities in a margin account.

✓	No Option Repricing Without Shareholder Approval.
✓	No Excise Tax Gross-Ups.

Process for Making Compensation Decisions

Role of the Chief Executive Officer

Shortly following the conclusion of each calendar year, the Company’s Chief Executive Officer (the “CEO”), assisted by the Director of Human Resources, conducts an annual performance evaluation process for all Named Executive Officers, other than for himself, as well as for other members of senior management who are not Named Executive Officers. As part of each annual performance evaluation, the CEO considers, among other key factors, i) the executive’s performance of job responsibilities and achievement of individual and/or

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Executive Compensation

departmental objectives and ii) management and leadership skills, such as effective communication, problem solving, business development and community involvement. In addition, the executive’s contributions to the Company’s overall financial goals are indirectly considered.  Based on this evaluation, the CEO determines, for each of the Named Executive Officers (other than himself), recommendations for salary adjustments, including merit increases, and annual performance-based bonus amounts to be made to the Committee for its approval. The Named Executive Officer’s performance-based bonus is determined by the Company’s financial performance relative to that year’s financial performance goals and individual performance goals.

In addition, recommendations by the CEO and the Director of Human Resources for the grant of equity awards to Named Executive Officers under the Company’s equity compensation plan are submitted to the Committee for approval and are based on Named Executives Incentive Equity opportunity and the Company’s financial performance relative to that year’s financial performance goals.

Role of the Compensation Committee

The Committee periodically reviews the compensation levels of the Board of Directors. In its review, the Committee looks to ensure that the compensation is fair, reasonably competitive and commensurate to the responsibilities of both the individual directors as well as the Board in the aggregate.  Additionally, the Committee specifically takes into consideration the Directors’ adherence to the Company’s Director Stock Ownership Guidelines when reviewing compensation.

The Committee has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to Named Executive Officers is fair, reasonable and competitive and that the types of compensation and benefits provided to the Named Executive Officers are similar to comparable executives within an established peer group. The Committee is also responsible for the review and approval of Company goals and objectives relevant to the compensation, including the incentive awards, of the Company’s CEO, to evaluate the performance of the CEO in light of the goals and objectives and to determine and approve the CEO’s compensation levels based on this evaluation. The Committee reviews compensation levels for the other Named Executive Officers, including the CEO’s recommendations on annual bonus and salary increases for Named Executive Officers and makes final determinations and approvals. Additionally, the Committee reviews and approves the grant of equity awards to assure that the Committee considers all elements of proposed compensation.

To achieve these goals and objectives, the Committee expects to maintain compensation plans that create an executive compensation program that is set at competitive levels of comparable public financial services institutions with comparable performance.  The Committee has followed certain fundamental objectives to ensure the effectiveness of the Company’s compensation strategy. These objectives include the following:

Internal and external fairness. The Committee recognizes the importance of perceived fairness both internally and externally of compensation practices. The Committee has evaluated the overall economic impact of the Company’s compensation practices and, when deemed necessary, has consulted with independent outside advisors in the evaluation of contractual obligations and compensation levels.

Performance-based incentives. The Company has established financial incentives for executives who meet certain objectives, which thereby assist the Company in meeting its long-term growth and financial goals.

Shareholder value and long-term incentives. The Committee believes that the long-term success of the Company and its ability to consistently increase shareholder value is dependent on its ability to attract and retain skilled executives. The Company’s compensation strategy encourages equity-based compensation to align the interests of management and shareholders.

Full disclosure. The Committee seeks to provide full disclosure to the members of the Board of Directors of the Company of the compensation practices and issues to ensure that all directors understand the implications of the Committee’s decisions.

The Committee has reviewed the compensation practices of peers and considered management’s individual efforts for the benefit of the Company, and has reviewed various subjective measures in determining the adequacy and appropriateness of the compensation of Named Executive Officers. The Committee takes into

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Executive Compensation

account the performance of the Named Executive Officers and recognizes that the competition among financial institutions for attracting and retaining executives has become more intense in the past few years. The Committee takes such market considerations into account to ensure that the Company is providing appropriate long-term equity incentives to enable it to continue to attract new executives and to retain the ones it already employs. General economic conditions and the past practice of the Company are also factors that are considered by the Committee.  Further, the Committee specifically takes into consideration:

●	Double-trigger Change in Control Severance Payments
●	Absence of any gross-ups in any of the incentive programs
●	Clawback Policy in our performance based incentive plan
●	Executive Stock Ownership Guidelines

The Committee has established various processes to assist in ensuring that the Company’s compensation program is achieving its objectives. Among these are:

Assessment of Company Performance. In establishing total compensation ranges, the Committee uses company performance measures, including net income, asset growth, earnings per share, return on assets, asset quality, and efficiency ratio in two ways: to gauge generally the overall Company performance relative to peer companies and to gauge generally the overall Company performance against the Company’s own strategic objectives. These specific performance targets provide guidance for a view of general Company performance, which is then utilized as one element in determining overall compensation ranges.

Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including the CEO and the other Named Executive Officers. For the Named Executive Officers, the Committee receives a performance assessment and compensation recommendation from the CEO, other than for himself, and also exercises its judgment based on the Board’s interactions with its Named Executive Officers. As with the CEO, the performance evaluation of these Named Executive Officers is based on his or her contribution to the Company’s performance, and other leadership accomplishments.

Total Compensation Review. The Committee reviews each Named Executive Officer’s base pay, bonus, and equity award compensation annually. In addition to these primary compensation elements, the Committee reviews the perquisites and other compensation and payments that would be required under various severance and change-in-control scenarios. Following the 2021 review, the Committee determined that these elements of compensation were reasonable in the aggregate.

Compensation Consultants

Pearl Meyer & Partners (“Pearl Meyer”), a large independent compensation consulting firm, was first engaged by the Committee in April 2012 to conduct a formal, comprehensive review of the Company’s executive and director compensation.  Pearl Meyer was also engaged in 2013, 2014, 2015, 2016, 2017, 2018, 2019 and 2020 to provide supplemental reviews and support for the Committee. After the Committee’s review of applicable rules for independence, the Committee determined that there are no known conflicts of interest between Pearl Meyer and its affiliates and the Company and its affiliates.  Pearl Meyer reports directly to the Committee and does not provide services to, or on behalf of, any other part of the Company’s business.

The major services provided by Pearl Meyer for 2020 and 2021 included: 1) review of the Company’s then current peer group, 2) recommendations to the Committee to refine the peer group based on the Company’s and peers’ size, 3) comprehensive review of the Company’s executive compensation programs, 4) comprehensive review of the Company’s non-employee director compensation program, and 5) review of the Company’s 2021 target total direct compensation levels provided to the Company’s Named Executive Officers and non-employee directors, as well as the Company’s financial performance relative to the selected peer group to make recommendations to the Committee. The analysis and review performed by Pearl Meyer in 2020 were used in 2020 and 2021 in setting executive compensation programs.

Bank of Marin Bancorp 2022 Proxy Statement	29

Executive Compensation

During 2021, Pearl Meyer provided minor, additional consulting activities, including reviewing the Company’s performance relative to peers, review of executive compensation related to the acquisition of American River Bankshares and review of the Compensation Discussion and Analysis.

Peer Group Review and Market Study

When reviewing each compensation component for the Named Executive Officers, the Committee considers the compensation practices of specific peer companies whose asset size, geography and performance are comparable to the Company. As discussed above, the Committee first engaged Pearl Meyer in 2012 to review the Company’s peer group and make recommendations to the Committee.  In 2020, the Committee adopted an updated peer group to be used in 2020 and 2021.  The 2020 peer group is made up of major exchange publicly traded banks in the Western states, including Hawaii, with total assets between $1 billion and $6.5 billion.

Following is the specific peer group of seventeen publicly-traded financial institutions approved by the Committee for use in 2020 and 2021 (the “2020 Peer Banks”):

● Bank of Commerce Holdings	● National Bank Holdings Corporation
● Central Pacific Financial Corporation	● Northrim Bancorp, Inc.
● Central Valley Community Bancorp	● Oak Valley Bancorp
● Farmers & Merchants Bancorp	● Pacific Mercantile Bancorp
● First Financial Northwest, Inc.	● People’s Utah Bancorp
● First Foundation, Inc.	● Preferred Bank
● First Northern Community Bancorp.	● Sierra Bancorp
● Heritage Commerce Corporation	● TriCo Bancshares
● Heritage Financial Corporation

The median assets at 2019 fiscal year end for the peer group was $2.6 billion as compared to Bank of Marin’s $2.7 billion.  Comparisons to the Peer Banks in this discussion are based on the 2020 Peer Banks.

The Committee evaluated executive compensation to like positions in the 2020 Peer Banks in setting 2021 compensation. Based on this evaluation and Pearl Meyer’s analysis of the Company’s compensation programs relative to the peer group, the Committee approved the following executive compensation structure:

●	Target executive base compensation near the 50th percentile of the peer group, as established in 2020, which reflects a minor de-emphasis on base compensation with more focus on incentive opportunity.
●	Maximum incentive opportunity in 2021 was placed at 200% of the target incentive for both short term and long term incentives and 50% for threshold performance.

Executive Compensation Components

For the fiscal year ended December 31, 2021, the principal components of compensation for Named Executive Officers were i) base salary, ii) performance-based bonuses, iii) equity awards and iv) perquisites and other plans and benefits. The Company’s policies and practices for each of the principal compensation components are explained in the following paragraphs.

Base Salary

Base salary is established based on market data and is adjusted based on individual performance and experience.  In 2021 base salaries for Named Executive Officers were adjusted mid-year due to a change in asset size as a result of the acquisition of American River Bankshares.

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Executive Compensation

Performance-Based Incentives

The Company provides annual cash incentive award opportunities for eligible employees, through the use of the Annual Individual Incentive Compensation Plan (the “Incentive Plan”). The Incentive Plan allows for performance-based bonuses for Named Executive Officers that are based on the overall performance of the Company and on goals specific to the executive's area of responsibility.  The following table shows the bonus potential expressed as a percentage of base salary that may be earned in the Incentive Plan under three scenarios, Threshold Performance, Target Performance and Maximum Performance, and then shows the relative split between Bankwide performance goals versus individual performance metrics by Named Executive Officer that must be met under the Incentive Plan.

Named Executive Officers Cash Incentive Opportunity:

Incentive Opportunity	Myers*	Colombo	Girton	Reizman	Stewart*	Sloan*	Campbell
Threshold Performance	20.83%	25.00%	17.50%	17.50%	34.38%	17.50%	17.50%
Target Performance	41.67%	50.00%	35.00%	35.00%	46.25%	35.00%	35.00%
Maximum Performance	83.33%	100.00%	70.00%	70.00%	62.50%	70.00%	70.00%
Company Goals	54.00%	75.00%	50.00%	50.00%	24.00%	50.00%	50.00%
Company / Individual	46.00%	25.00%	50.00%	50.00%	76.00%	50.00%	50.00%

*Mr. Myers’ and Ms. Stewart’s opportunities are blended based on their two different roles during 2021. Ms. Sloan received a guaranteed bonus for 2021.

Overall Company performance comprises at least 75% of the CEO’s and at least 50% of the other Named Executive Officers’ cash incentive potential, with the remaining percentage based on achievement of individual goals.  As Ms. Stewart was in a Named Executive Officer role for only one quarter of the year, her opportunity was blended for the two roles she held, resulting in less than a 50% company performance metric.

Individual Named Executive Officer goals are either independent from the five Company metrics or may be used to give greater weighting to one of the five Company goals within the executive’s specific area of responsibility. The allocation between company goals and individual goals varies from year to year. For 2021 the weights of each metric as a percent of the total incentive compensation opportunity for the Named Executive Officers were:

Company Metrics	Myers	Colombo	Girton	Reizman	Stewart	Sloan	Campbell
Net Income	16.20%	22.50%	15.00%	15.00%	7.20%	15.00%	15.00%
Return on Assets	10.80%	15.00%	10.00%	10.00%	4.80%	10.00%	10.00%
Efficiency Ratio	5.40%	7.50%	5.00%	5.00%	2.40%	5.00%	5.00%
Annual Loan Growth	18.30%	15.00%	10.00%	17.50%	4.80%	35.00%	15.00%
Annual Deposit Growth	18.30%	15.00%	10.00%	10.00%	4.80%	10.00%	30.00%

Additional NEO Company Metrics
Pre-Tax Pre-Provision Earnings	4.60%	3.75%	5.00%	5.00%	0.00%	5.00%	5.00%
Non-Interest Expense	4.60%	0.00%	5.00%	5.00%	0.00%	5.00%	5.00%
Net Interest Margin	4.60%	0.00%	5.00%	5.00%	0.00%	5.00%	5.00%
Credit Quality	0.00%	0.00%	0.00%	20.00%	0.00%	10.00%	0.00%

Total Company Metrics	82.80%	78.75%	65.00%	92.50%	24.00%	100.00%	90.00%

Individual / Strategic Goals	17.20%	21.25%	35.00%	7.50%	76.00%	0.00%	10.00%

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Executive Compensation

The specific goal for each of these metrics is revised each year, and each metric is given its own specific weighting in the determination of the overall performance-based bonus opportunity. The metrics are derived from the Company’s annual budgeting process and are weighted based on the Company’s particular focus and relative importance for that year.  For 2021 the specific Company goals and relative weights of each metric were:

Category	Weight	2021 Threshold	2021 Target	2021 Maximum	2021 Results (1)
Net Income	30.00%	$25,491,000	$29,989,000	$34,487,000	$35,578,000
Return on Assets	20.00%	0.81%	1.01%	1.21%	1.12%
Efficiency Ratio	10.00%	64.70%	58.82%	52.94%	57.98%
YTD Loan Growth	20.00%	$71,274,000	$89,093,000	$111,366,000	$(16,228,000)
YTD Deposit Growth	10.00%	$2,584,266,000	$2,627,592,000	$2,644,271,000	$3,175,467,000
YTD Total Demand Deposit Growth	10.00%	1,405,660,000	1,416,322,000	1,433,412,000	1,642,684,000

Additional NEO Company Metrics		2021 Threshold	2021 Target	2021 Maximum	2021 Results
Pre-Tax Pre-Provision Earnings		$37,043,000	$43,580,000	$50,117,000	$43,980,000
Non-Interest Expense		$68,473,900	$62,249,000	$56,024,100	$60,678,000
Net Interest Margin		3.33%	3.51%	3.69%	3.16%
1)	The 2021 results were adjusted to exclude both the positive and negative impact of the American River Bank acquisition. This allows the Company to measure actual results compared to the actual targets established, which did not include an acquisition.

The plan gate provides that for the Incentive Plan to be funded and “activated” for a Plan Year, the Company must achieve a threshold performance level calculated as a percentage of the Company’s budgeted net income.

In line with the Company’s pay for performance philosophy, over the past five years the Committee has awarded the Named Executive Officers 119.21% of their target incentive, on average, which is consistent with the Company’s favorable performance relative to peers.  Further, the Committee has awarded the maximum incentive payout under the Plan in only one of the past eleven years, reflecting the difficulty in achieving the maximum payout of incentives under our Incentive Plan. Incentive payouts are calculated based on the individual goal result and weight. This format allows for higher payouts for exceptional results in one or more categories even if there is low or below minimum results for one or more categories.

Clawback Provision for Performance-Based Incentives

The clawback provision provides that if financial results are significantly restated due to negligence, fraud or intentional misconduct, there may be recoupment of the amounts paid in excess of amounts otherwise earned.

Equity Awards

The purposes of equity awards are to allow executives to share in the growth and prosperity of the Company, to retain executives over the long term and to maintain competitive levels of total compensation.

At the 2017 annual meeting, by majority shareholder vote, the Bank of Marin Bancorp 2017 Equity Plan was adopted.  The 2017 Plan replaced the Company’s 2007 Equity Plan which expired in 2017.  The Board of Directors wanted to continue with the flexibility and material features of the 2007 Plan and, therefore, the terms

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and conditions of the 2017 Plan are substantially similar to the terms and conditions of the 2007 Plan.  In 2018, our shareholders approved the allocation of additional shares to the 2017 Equity Plan.

The 2017 Equity Plan allows the Company to offer multiple equity vehicles as incentives, including stock options, unrestricted stock, restricted stock, and stock appreciation rights.  Executives may be awarded a blend of equity awards. The Committee considers the attributes of each form of equity award when determining equity compensation; including the ability to align management with the long-term interests of shareholders, the immediate value versus appreciation opportunity of each form, as well as the tax consequences of each type of award.

Award levels are based upon market and the executive's level of responsibility and influence on the performance of the Company. Executives are granted stock options and/or restricted stock annually, based on overall Company performance. The option exercise price is based on the fair market value on the effective date of the grant. Grants are approved at regularly scheduled Committee meetings.  Award agreements allow for accelerated vesting, and extended retention when plan participants meet eligible retirement criteria including minimum age and service and a minimum number of years in the plan.

In 2015 Performance Equity was added as a form of equity compensation. Performance shares were granted on March 1, 2015, March 1, 2016, March 1, 2017, March 1, 2018, March 1, 2019, March 2, 2020 and March 1, 2021 and cliff vest after three years based on achievement of established performance metrics relative to peers. Three-year performance metrics include earnings per share growth, efficiency ratio, return on assets, as well as loan quality metrics, to provide incentive for balanced growth and quality.

For 2021, Named Executive Officers were granted a blend of 20% Incentive Stock Options (“ISO”), 35% Restricted Stock, and 45% Performance Restricted Stock.

Named Executive Target Equity Opportunity:

Incentive Opportunity	Myers*	Colombo	Girton	Reizman	Stewart*	Sloan	Campbell
Threshold	18.33%	22.50%	15.00%	15.00%	7.50%	15.00%	11.25%
Target	36.67%	45.00%	30.00%	30.00%	15.00%	30.00%	22.50%
Maximum	73.33%	90.00%	60.00%	60.00%	26.25%	60.00%	45.00%

Incentive Stock Options(1)	20.00%	20.00%	20.00%	20.00%	20.00%	20.00%	20.00%
Restricted Shares(1)	35.00%	35.00%	35.00%	35.00%	35.00%	35.00%	35.00%
Performance Shares(1)	45.00%	45.00%	45.00%	45.00%	45.00%	45.00%	45.00%

*Mr. Myers’ and Ms. Stewart’s opportunities are blended based on their two different roles during 2021.

(1)	ISO and Restricted share grants are awarded to executives based on achieving pre-determined annual Bank goals for the prior year approved by the Committee.

2021 ISO and Restricted Shares Metrics for 2022 Grant:

Category	Weight	2021 Threshold	2021 Target	2021 Maximum	2021 Results (1)
Net Income	30.00%	$25,491,000	$29,989,000	$34,487,000	$35,578,000
Return on Assets	20.00%	0.81%	1.01%	1.21%	1.12%
Efficiency Ratio	10.00%	64.70%	58.82%	52.94%	57.98%
Annual Loan Growth	20.00%	$71,274,000	$89,093,000	$111,366,000	$(16,228,000)
YTD Total Deposits YE	10.00%	$2,584,266,000	$2,627,592,000	$2,644,271,000	$3,175,467,000
YTD Total Demand Deposits YE	10.00%	$1,405,660,000	$1,416,322,000	$1,433,412,000	$1,643,684,000
(1)	The 2021 results were adjusted to exclude both the positive and negative impact of the American River Bank acquisition. This allows the Company to measure actual results compared to the actual targets established, which did not include an acquisition.

Bank of Marin Bancorp 2022 Proxy Statement	33

Executive Compensation

For the 2021 equity grant, Company goal metrics were achieved and paid out at 142.25% of the target amount.

For the 2021 performance equity award, all of the metrics are based on a comparison of relative performance to peers, based on the ending percentile ranking of the Company.  For 2021, each measure required at or above median performance to earn the target number of shares.  Achievement at maximum performance results in 200% of target shares earned for each metric after application of the metric weighting, and achievement at threshold performance results in 50% of target shares earned for each metric.

March 2021 Performance Share Metrics (three-year performance period 2021 through 2023, vesting in 2024):

Performance Shares Metrics	Weight	Threshold	Target	Maximum
Return on Average Assets - Percentile to Peers	25.00%	40th	50th	75th
Diluted EPS Growth Year over Year - Percentile to Peers	25.00%	40th	50th	75th
Efficiency Ratio - Percentile to Peers	15.00%	40th	50th	75th
Texas Ratio - Percentile to Peers	17.50%	40th	50th	75th
Non-Performing Assets over Average Assets - Percentile to Peers	17.50%	40th	50th	75th

For the 2018 equity award, all of the metrics were based on a comparison of relative performance to peers, based on the ending percentile ranking of the Company.

The 2018 performance equity award vested in 2021 at 151.85% of Target.

The 2018 – 2020 performance period metrics were:

Performance Shares Metrics	Weight	Threshold	Target	Maximum
Return on Average Assets - Percentile to Peers	25.00%	40th	55th	75th
Diluted EPS Growth Year over Year - Percentile to Peers	25.00%	35th	50th	65th
Efficiency Ratio - Percentile to Peers	25.00%	55th	65th	75th
Texas Ratio - Percentile to Peers	25.00%	55th	65th	75th

In 2021 the Committee approved additional options and restricted shares to Named Executive Officers related to the acquisition of American River Bankshares.

Perquisites and Other Plans and Benefits

Consistent with the Company’s compensation objectives, Named Executive Officers are provided perquisites and other benefits that management believes are reasonable and consistent with the Company’s overall compensation program and which keep the Company competitive in the marketplace. The Company periodically reviews the level of perquisites and other benefits provided to the Named Executive Officers for suitability with the program objectives.

The Company is competitive with market practices by providing medical, dental, vision and life insurance, a 401(k) employer matching contribution up to $5,000 annually, and an Employee Stock Purchase Plan (the “ESPP”). The Company also offers key management, including the Named Executive Officers, a monthly auto allowance that is based on position and his/her contact with clients.

Employee Stock Ownership Plan

The Company also provides an Employee Stock Ownership Plan (the “ESOP”). Annually, the Company may make discretionary contributions of shares of common stock to the ESOP.  The decision normally is based on the Company's financial performance and condition. The purposes of the ESOP are to include all eligible employees in the ownership of the Company, to provide them with compensation that is free from current income tax and to accumulate benefits for retirement. Stock is awarded as a percentage of eligible cash compensation. Executives receive the same percentage as all other employees, up to the IRS limits.

Deferred Compensation Plan

The Company sponsors an unsecured, non-qualified plan known as the Deferred Compensation Plan, which allows Named Executive Officers and certain other highly compensated employees to defer all or a portion of

34	Bank of Marin Bancorp 2022 Proxy Statement

Executive Compensation

their base salary and/or bonus.  Balances in the plan receive earnings, all of which are described in the “Nonqualified Deferred Compensation” table of this Proxy Statement.  Other than earnings accruals, all credits to the Deferred Compensation Plan represent a Named Executive Officer’s compensation previously earned and deferred; the Company does not provide any matching or similar credits.  The plan was designed to allow Named Executive Officers to defer some of their current income to help them with tax planning, and to assist the Company in attracting and retaining top executives by providing retirement benefits that are competitive within the Company’s peer group.

Supplemental Executive Retirement Plan

The Company also sponsors the Bank of Marin Supplemental Executive Retirement Plan. This plan allows named executives with the title of Executive Vice President and above who contribute materially to the continued growth, development and future business success of the Company, to receive a supplemental income at retirement.  As this type of plan is commonly offered among the Company’s peers, the inclusion of this benefit enhances the Company’s compensation program allowing the Company to recruit, retain and reward key decision makers of the Company. See “Supplemental Retirement Plan for Named Executive Officers” herein for more information on this plan.

Change in Control Agreements

The Company provides Named Executive Officers and other senior officers with agreements that provide for certain specified benefits upon a change in control of the Company.  These agreements are very useful tools that help the Company retain its key employees, including the Named Executive Officers, by providing those executives some certainty in compensation in the event the Company were to be sold, and also helps to ensure that the Company will have the benefit of their services through the pendency of any merger.  Such agreements are particularly necessary in an industry such as ours, where there has been considerable consolidation over the last ten years. See “Potential Payments upon Termination or Change in Control” herein for detailed information about these agreements, including a description of payout amounts under a hypothetical change in control of the Company as of the last business day of 2021.

Compensation Risk Assessment

In determining the level of risk arising from the Company’s compensation policies and practices, a thorough review and risk assessment evaluation of the Company’s compensation plans for all employees, as well as the overall compensation philosophy was conducted. The Committee evaluated the form and mix of compensation, controls and process, and the Company’s business strategies. The Committee has concluded that the Company’s compensation arrangements do not encourage employees to take unnecessary and excessive risks.

Compensation Committee Interlocks and Insider Participation

At March 21, 2022 the Compensation Committee was comprised of Dr. Sklar (chair) and Messrs. Fite, Heller, McDevitt, Jr., Sanghvi and Sobel.  Each member of the committee is considered independent and none of the members are or have been officers of the Company, nor does any member have any relationship with the Company that would require disclosure under Item 404 of Regulations S-K concerning related party transactions.

Bank of Marin Bancorp 2022 Proxy Statement	35

Executive Compensation

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement.  Based on our Committee review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Submitted by the Compensation Committee of the Board:

Joel Sklar, Chair

Charles D. Fite

Robert Heller

William H. McDevitt, Jr.

Sanjiv S. Sanghvi

Brian M. Sobel

36	Bank of Marin Bancorp 2022 Proxy Statement

Executive Compensation

Summary Compensation Table

The following table sets forth summary compensation information for the President and Chief Executive Officer, Chief Financial Officer and each of the other three most highly compensated Named Executive Officers as of the end of the last fiscal year.

Bonus amounts were earned in the year shown and paid in the first quarter of the following year.

				Option	Stock
		Salary	Bonus	Awards	Awards	Other	Total
Name	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)
Tim Myers	2021	372,704	183,234	53,892	100,096	99,266	809,192	(3)
President & CEO	2020	303,043	104,509	18,005	67,569	77,930	571,056
	2019	257,228	107,102	34,642	64,008	75,577	538,557
Russell A. Colombo	2021	419,048	276,396	43,971	176,906	319,360	1,235,681	(4)
Former CEO	2020	488,929	253,554	50,103	187,668	156,714	1,136,968
	2019	478,169	261,405	96,515	177,578	161,031	1,174,698
Tani Girton	2021	309,257	127,390	43,287	78,495	124,166	682,595
EVP & Chief Financial Officer	2020	289,320	100,501	19,758	74,386	105,131	589,096
	2019	282,953	103,535	38,106	70,231	100,893	595,718
Elizabeth Reizman	2021	282,369	120,267	16,441	66,134	154,933	640,144
Former EVP & Chief Credit Officer	2020	274,144	101,150	18,747	70,175	111,349	575,565
	2019	268,111	114,426	34,449	63,341	106,584	586,911
Misako Stewart	2021	234,898	139,245	19,627	20,176	23,877	437,823
EVP & Chief Credit Officer	2020	206,198	99,138	4,113	16,040	20,215	345,704
	2019	196,161	67,947	5,966	17,780	19,692	307,546
Nicolette Sloan	2021	188,812	100,000	63,951	89,838	66,287	508,888
EVP & Head of Commercial Banking	2020	—	—	—	—	—	—
	2019	—	—	—	—	—	—
Brandi Campbell	2021	224,145	108,021	25,996	41,709	28,319	428,190
SVP & Head of Retail Banking	2020	193,042	15,000	2,023	8,020	19,147	237,232
	2019	—	—	—	—	—	—
(1)	The Black-Scholes pricing model was used to derive the fair value of the awards. The assumptions used in valuing the grants in 2021 are presented following the table “Grants of Plan Based Awards.”
(2)	The “Other” column includes perquisites and personal benefits, such as car allowances, provided to the Named Executive Officers. Each of the above Named Executive Officers received less than $11,400 of aggregate perquisites and personal benefits, except Mr. Colombo who received a car allowance of $12,000 and annual country club membership dues of $11,284. The “Other” column also includes special bonuses, matching contributions to the 401(k) Plan, profit sharing contributions to the Employee Stock Ownership Plan, imputed income on life insurance paid by the Company, imputed income on long term care insurance paid by the Company, dividends paid on unvested restricted stock, interest paid on the Deferred Compensation Plan and the prorated account value increase attributable to the Supplemental Executive Retirement Plan. Of those, Mr. Colombo received a retention bonus of $100,000, an acquisition bonus of $77,723, $5,000 of matching 401(k) contributions, $1,836 of imputed income on long term care insurance, $13,933 of unvested restricted stock dividends, $69,962 of interest paid on the Deferred Compensation Plan and $27,624 of the prorated account value increase attributable to the Supplemental Executive Retirement Plan. Mr. Myers received $5,000 of matching 401(k) contributions, $7,183 of unvested restricted stock dividends and $59,356 of the prorated account value increase attributable to the Supplemental Executive Retirement Plan. Ms. Girton received $5,000 of matching 401(k) contributions, $7,006 of unvested restricted stock dividends, $3,755 of interest paid on the Deferred Compensation Plan and $84,878 of the prorated account value increase attributable to the Supplemental Executive Retirement Plan. Ms. Reizman received a $29,818 acquisition bonus, $5,000 of matching 401(k) contributions, $5,121 of unvested restricted stock dividends, $15,740 of interest paid on the Deferred Compensation Plan, $1,304 on imputed income on life insurance paid by the Company and $74,423 of the prorated account value increase attributable to the Supplemental Executive Retirement Plan. Ms. Sloan received a $50,000 signing bonus.
(3)	Mr. Myers was appointed President in May 2021 and named President and CEO on November 1, 2021.
(4)	Mr. Colombo retired effective October 31, 2021.

Bank of Marin Bancorp 2022 Proxy Statement	37

Executive Compensation

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we have calculated the pay ratio between former Chief Executive Officer (“CEO”), Russell A. Colombo, and the median annual total compensation of our employees. The Company believes that the ratio of pay included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As of December 31, 2021:

The median annual total compensation of all employees of our company (other than the CEO) was $111,360; and

The annual total compensation of our former CEO was $1,275,291, including non-discriminatory benefits.

Based on this information, for 2021 the ratio of the annual total compensation for our CEO to the median of the annual total compensation of our employees was 11 to 1.

Methodology

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios

Median Employee Identification and Compensation Calculation

For purposes of determining the compensation paid to the employees under consideration, we used earnings subject to Medicare tax as reported in Box 5, ‘‘Medicare wages and tips,’’ on each employee’s 2020 Form W 2. This group includes full-time, part-time and temporary workers. We did annualize the compensation of anyone who was employed by us for only part of the year.

SEC rules permit determination of the median employee once every three years.  The median employee was determined in 2020.  December 31, 2020 was the date selected to identify the “median employee” because our employee base does not materially change at any point during the year.  For 2021 we omitted new employees who were on-boarded as part of the American River Bankshares acquisition.

Once we identified our median employee, we identified and calculated the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The median employee’s total compensation for 2021 consisted of the following elements: base wages plus overtime, an annual cash incentive earned in 2021 and paid in February 2022, change in pension SERP value, contributions to the Employee Stock Ownership Plan and matching contribution into the 401(k) plan. We also include the value of any non-discriminatory benefit plans in the total compensation amount.

CEO Compensation Calculation

We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above.

As stated earlier in this discussion, we believe compensation must be competitive to attract and retain essential talent, to reward high performance, and to be internally equitable. Our expected total compensation opportunities for our employees are specific to the role they hold at the Company and generally reflect market median pay levels for our broader base of employees and median pay levels of our peer group for our executives, with variations based on specific talent needs, experience, and other internal factors. We believe

38	Bank of Marin Bancorp 2022 Proxy Statement

Executive Compensation

that actual total compensation should vary with the performance of the organization, such that outstanding performance results in above-market compensation.

The tax reform legislation passed in December 2017, generally referred to as The Tax Cuts and Jobs Act, substantially modifies Section 162(m) and, among other things, eliminates the “performance based” exception to the $1 million deduction limit with respect to taxable years beginning after December 31, 2017. Effective for the fiscal year beginning January 1, 2018, compensation paid to our Named Executive Officers (including our Chief Financial Officer), will be subject to the limitations on deductibility under Section 162(m), and we will not be able to deduct performance based compensation to our Named Executive Officers (including our Chief Financial Officer) who receive annual compensation in excess of $1 million.

We invest in our employees at all levels in the Company by rewarding performance that balances risk and reward, empowering professional growth and development, and by offering affordable benefits and programs that meet the diverse needs of our employees and their families.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information as of December 31, 2021 with respect to equity compensation plans.  All plans have been approved by the shareholders.

	(A)		(B)	(C)
	Shares to be issued		Weighted average
	upon exercise of		exercise price of	Shares available for
	outstanding options		outstanding options	future issuance
Equity compensation plans approved by shareholders	365,381	(1)	31.97	1,106,886	(2)
(1)	Represents shares of common stock issuable upon exercise of outstanding options under the 2007 Equity Plan and the 2017 Equity Plan.
(2)	Represents shares of common stock available for future issuance under the 2017 Equity Plan, including both options and restricted stock awards, and the 2020 Director Stock Plan, excluding the shares in Column A.

The Bank of Marin 1999 Stock Option Plan (the “1999 Plan”) was adopted by the Board of Directors and approved by the Bank's shareholders in 1999, and subsequently adopted by the Company in 2007 through its holding company reorganization. The 1999 Plan was replaced by the 2007 Equity Plan (the “2007 Plan”), which was adopted by the Board of Directors and approved by the shareholders in 2007. No options have been granted from the 1999 Plan since April 2007.  In 2017, the Board of Directors adopted and shareholders approved the 2017 Equity Plan (the “2017 Plan”), which replaced the 2007 Plan.  No options have been granted from the 2007 Plan since March 2017.

The following three tables set forth certain information regarding restricted stock awards and options granted under the 2007 and 2017 Plans to individuals who were Named Executive Officers of the Company at December 31, 2021.

Bank of Marin Bancorp 2022 Proxy Statement	39

Executive Compensation

Grants of Plan-Based Awards

			Option Awards:
		Stock Awards:	Securities	Exercise Price	Grant Date Fair
		Number of	Underlying	of Option	Value of Stock
		Shares of Stock	Options	Awards	and Option
Name	Grant Date	(#)	(#)	($)	Awards ($)(1)
Timothy D. Myers	03/01/2021	896	—	—	34,272
	03/01/2021	2,842	—	—	55,440
	03/01/2021	—	2,099	38.25	19,541
	10/29/2021	301	—	—	11,471
	10/29/2021	—	3,616	38.11	34,350
Russell A. Colombo	03/01/2021	2,017	—	—	77,150
	03/01/2021	5,216	—	—	101,751
	03/01/2021	—	4,723	38.25	43,971
Tani Girton	03/01/2021	796	—	—	30,447
	03/01/2021	2,058	—	—	40,146
	03/01/2021	—	1,864	38.25	17,354
	10/29/2021	228	—	—	8,689
	10/29/2021	—	2,730	38.11	25,934
Elizabeth Reizman	03/01/2021	754	—	—	28,841
	03/01/2021	1,950	—	—	38,040
	03/01/2021	—	1,766	38.25	16,441
Misako Stewart	03/01/2021	388	—	—	14,841
	03/01/2021	—	398	38.25	3,705
	10/29/2021	140	—	—	5,335
	10/29/2021	—	1,676	38.11	15,921
Nicolette Sloan	05/10/2021	2,400	—	—	84,312
	05/10/2021	—	5,600	35.13	47,450
	10/29/2021	145	—	—	5,526
	10/29/2021	—	1,737	38.11	16,501
Brandi Campbell	03/01/2021	396	—	—	15,147
	03/01/2021	1,084	—	—	21,146
	03/01/2021	—	926	38.25	8,621
	10/29/2021	153	—	—	5,831
	10/29/2021	—	1,829	38.11	17,375

The Black-Scholes pricing model was used to derive the fair value of the option awards.

(1)	The per share option value of 9.309873 was derived for awards granted on March 1, 2021 using the assumptions of 0.93% for risk-free rate of return, 2.41% for dividend yield, 32.03% for volatility rate and 6.50 years for expected life. The grant date fair value of the restricted stock awards granted on March 1, 2021 was $38.25, which was the intrinsic value, or stock price, on the grant date.
(2)	The per share option value of 9.499567 was derived for awards granted on October 29, 2021 using the assumptions of 1.29% for risk-free rate of return, 2.519% for dividend yield, 32.40% for volatility rate and 6.50 years for expected life. The grant date fair value of the restricted stock awards granted on October 29, 2021 was $38.11, which was the intrinsic value, or stock price, on the grant date.
(3)	The per share option value of 8.473216 was derived for awards granted on May 10, 2021 using the assumptions of 1.05% for risk-free rate of return, 2.6188% for dividend yield, 32.36% for volatility rate and 6.50 years for expected life. The grant date fair value of the restricted stock awards granted on May 10, 2021 was $35.13, which was the intrinsic value, or stock price, on the grant date.

40	Bank of Marin Bancorp 2022 Proxy Statement

Executive Compensation

Outstanding Equity Awards at Fiscal Year End December 31, 2021

	Option Awards				Stock Awards
							Market
	Securities	Securities				Number	Value of
	Underlying	Underlying				of Shares	Shares of
	Exercisable	Unexercisable	Option	Option		of Stock	Stock Not
	Options	Options	Exercise	Expiration		Not Vested	Vested
Name	(#)	(#)(1)	Price ($)	Date	Grant Date	(#)(2)	($)(3)
Timothy D. Myers	1,000	—	19.0900	4/02/2022	3/01/2019	1,814	67,535
	600	—	19.6800	4/01/2023	3/02/2020	2,344	87,267
	1,300	—	22.9400	4/01/2024	3/01/2021	3,738	139,166
	2,980	—	25.3800	3/02/2025	—	—	—
	5,380	—	24.8300	3/01/2026	—	—	—
	3,720	—	34.8000	3/01/2027	—	—	—
	6,140	—	33.5800	3/01/2028	—	—	—
	2,400	1,200	44.4500	3/01/2029	—	—	—
	890	1,780	40.1000	3/02/2030	—	—	—
	—	2,099	38.2500	3/01/2031	—	—	—
	3,616	—	38.1100	10/29/2031	—	—	—
Russell A. Colombo	13,800	—	19.0900	4/02/2022	3/01/2019	4,450	165,674
	8,200	—	19.6800	4/01/2023	3/02/2020	5,080	189,128
	8,400	—	22.9400	4/01/2024	3/01/2021	5,216	194,192
	14,340	—	25.3800	3/02/2025	—	—	—
	14,820	—	24.8300	3/01/2026	—	—	—
	10,360	—	34.8000	3/01/2027	—	—	—
	16,960	—	33.5800	3/01/2028	—	—	—
	6,687	3,343	44.4500	3/01/2029	—	—	—
	2,477	4,953	40.1000	3/02/2030	—	—	—
	—	4,723	38.2500	3/01/2031	—	—	—
Tani Girton	4,000	—	20.3700	8/29/2023	3/01/2019	1,994	74,237
	5,760	—	25.3800	3/02/2025	3/02/2020	2,577	95,942
	5,900	—	24.8300	3/01/2026	3/01/2021	2,854	106,254
	4,100	—	34.8000	3/01/2027	—	—	—
	6,600	—	33.5800	3/01/2028	—	—	—
	2,640	1,320	44.4500	3/01/2029	—	—	—
	976	1,954	40.1000	3/02/2030	—	—	—
	—	1,864	38.2500	3/01/2031	—	—	—
	2,730	—	38.1100	10/29/2031	—	—	—
Elizabeth Reizman	140	—	19.0900	4/02/2022	3/01/2019	1,800	67,014
	1,400	—	19.6800	4/01/2023	3/02/2020	2,434	90,618
	3,100	—	22.9400	4/01/2024	3/02/2020	2,704	100,670
	5,200	—	25.3800	3/02/2025	—	—	—
	5,500	—	24.8300	3/01/2026	—	—	—
	3,700	—	34.8000	3/01/2027	—	—	—
	5,960	—	33.5800	3/01/2028	—	—	—
	2,386	1,194	44.4500	3/01/2029	—	—	—
	926	—	40.1000	3/02/2030	—	—	—
	—	1,766	38.2500	3/01/2031	—	—	—
Misako Stewart	520	—	22.9400	4/01/2024	3/01/2019	134	4,989
	820	—	25.3800	3/02/2025	3/02/2020	267	9,940
	900	—	24.8300	3/01/2026	3/01/2021	388	144,445
	640	—	34.8000	3/01/2027	—	—	—
	740	—	33.5800	3/01/2028	—	—	—
	413	207	44.4500	3/01/2029	—	—	—
	203	407	40.1000	3/02/2030	—	—	—
	—	398	38.2500	3/01/2031	—	—	—
Nicolette Sloan	—	5,600	35.1300	5/10/2031	5/10/2021	2,400	89,352
	1,737	—	38.1100	10/29/2031	1/00/1900	—	—
	—	—	—	3/02/2025	1/00/1900	—	—
	—	—	—	3/01/2026	—	—	—
	—	—	—	3/01/2027	—	—	—
	—	—	—	3/01/2028	—	—	—
	—	—	—	3/01/2029	—	—	—
Brandi Campbell	100	200	40.1000	3/02/2030	3/02/2020	134	4,989
	—	926	38.2500	3/01/2031	3/01/2021	1,480	55,100
	1,829	—	38.1100	10/29/2031	—	—	—
	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
(1)	The stock option awards granted through 2014 vested 20% per year beginning on the first anniversary of the grant date. The stock option awards granted from 2015 through 2021 vest by approximately 33% on each anniversary of the grant date for three years.
(2)	The time-based restricted stock awards granted from 2015 through 2021 vest by approximately 33% on each anniversary of the grant date for three years. The performance-based restricted stock awards added in 2015 are contingent upon the achievement of pre-established long-term performance goals.

Bank of Marin Bancorp 2022 Proxy Statement	41

Executive Compensation

Performance is measured over a three-year period and cliff vested. Further discussion regarding restricted stock awards can be found in the Equity Awards section in the Compensation Discussion and Analysis of this proxy statement.
(3)	The market value of the restricted stock awards that have not vested was determined by multiplying the closing market price of the Company’s Common stock on December 31, 2021 ($37.23) by the number of restricted shares.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of
	Shares Acquired	Value Realized on	Number of
	on Exercise	Exercise	Shares Acquired	Value Realized
Name	(#)	($)(1)	on Vesting (#)	on Vesting ($)(2)
Timothy D. Myers	550	11,424	1,519	60,684
	—	—	248	9,486
	—	—	213	8,147
	—	—	256	9,669
	—	—	301	11,471
Russell A. Colombo	4,792	98,092	4,192	167,470
	3,808	77,950	688	26,316
	—	—	590	22,568
	—	—	590	22,927
	—	—	713	26,930
	—	—	1,427	55,453
	—	—	2,017	78,381
Tani Girton	5,000	78,925	1,671	66,756
	3,000	33,765	274	10,481
	—	—	233	8,912
	—	—	283	10,689
	—	—	228	8,689
Elizabeth Reizman	1,400	25,746	1,519	60,684
	2,060	35,432	248	9,486
	—	—	210	8,033
	—	—	266	10,047
Misako Stewart	—	—	160	6,120
	—	—	133	5,087
	—	—	133	5,023
	—	—	140	5,335
	—	—	—	—
Nicolette Sloan	—	—	145	5,526
Brandi Campbell	—	—	66	2,493
	—	—	153	5,831

The value realized on exercise is the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the options multiplied by the number of shares acquired on exercise.

The value realized on vesting is the closing price of the Company’s Common Stock on the date of vesting multiplied by the number of shares vested.

Supplemental Executive Retirement Plan

The Company has established a Supplemental Executive Retirement Plan (the “SERP” or the “Plan”) covering officers in business lines of the Company with the title of Executive Vice President and above. The SERP is an unsecured non-qualified defined benefit plan that is unfunded and has no plan assets. Under the Plan, the participant’s benefit payment is valued at 25% of his or her final salary. Most participants will be required to participate in the Plan for five years before vesting begins and after five years, the participant will vest ratably

42	Bank of Marin Bancorp 2022 Proxy Statement

Executive Compensation

in the benefit over the remaining period until age 65.  The payout duration for eligible employees will be a minimum of five years and a maximum of fifteen years and each benefit contract is set up to provide one year of benefit payout per year of participation in the plan subject to the minimum and maximum durations.

See “Potential Payments upon Termination or Change of Control” herein for a description of the events that will result in payout of the benefit payment and the terms for each event under this Plan.

The following table shows the present value of the accumulated benefit payable to each of the Named Executive Officers that participate in the SERP as of December 31, 2021:

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)(1)	($)
Timothy D. Myers	Bank of Marin SERP	6	260,196	—
Russell A. Colombo	Bank of Marin SERP	9	573,358	—
Tani Girton	Bank of Marin SERP	9	482,782	—
Elizabeth Reizman	Bank of Marin SERP	8	409,006	—
Misako Stewart	Bank of Marin SERP	—	—	—
Nicolette Sloan	Bank of Marin SERP	—	—	—
Brandi Campbell	Bank of Marin SERP	—	—	—
(1)	The accumulated benefit obligation is determined by discounting the expected present value of the retirement payments at normal retirement age using a 4.00% discount rate, which is appropriate under generally accepted accounting principles.

Nonqualified Deferred Compensation for 2021

The Nonqualified Deferred Compensation Plan is intended for a select group of employees of the Company who are in the highest salary band.  Employees can defer up to 80% of base salary and up to 100% of bonus compensation into the plan.  These are considered irrevocable elections and stay in place for the entire calendar year.  The Company does not make any employer contributions to this plan, and employees are always 100% vested in their contributions. Named Executive Officers also make an election for distributions from the plan at termination.

The following table sets forth the plan contributions and earnings during 2021 and the aggregate balances at December 31, 2021:

	Executive	Registrants	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at Last
Name	in Last FY ($)(1)	in Last FY ($)	Last FY ($)(1)	Distributions ($)	FYE ($)(2)
Timothy D. Myers	—	—	—	—	—
Russell A. Colombo	68,460	—	69,962	—	2,213,485
Tani Girton	50,000	—	3,755	—	139,795
Elizabeth Reizman	112,967	—	15,740	—	538,316
Misako Stewart	—	—	—	—	—
Nicolette Sloan	—	—	—	—	—
Brandi Campbell	—	—	—	—	—
(1)	These amounts reflect a portion of each executive’s 2021 compensation, which is fully disclosed in the Summary Compensation Table of this proxy statement.
(2)	These amounts reflect a portion of each executive’s compensation previously reported in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

Set forth below is a description of the plans and agreements that could result in potential payments to Named Executive Officers in the case of their termination of employment and/or a change in control.

Bank of Marin Bancorp 2022 Proxy Statement	43

Executive Compensation

Employment Agreement and Termination without Cause

Mr. Myers’ employment agreement provides that upon a termination of his employment without cause, as severance he will be paid twelve months’ salary in effect at the date of termination, an amount equal to his pro rata bonus earned up to the date of the termination, plus eighteen months’ COBRA payments for health premiums and dental/vision premiums.  Assuming Mr. Myers was terminated without cause on December 31, 2021, his estimated severance payment would have been $734,059.

Change in Control Agreements

The President & CEO and the Chief Financial Officer have signed a Change in Control Agreement.  The circumstances that would trigger payment(s) or the provision of other benefits, including perquisites and health care benefits under the Change in Control Agreement are: i) a Change in Control (defined in accordance with Section 409A of the Internal Revenue Code) followed by, ii) the occurrence within one year after the Change in Control of either termination of employment or a subsequent “Good Reason,” including:

Without the executive’s express written consent, an adverse change in executive’s position or title, the assignment to the executive of any duties or responsibilities inconsistent with the executive’s position or removal of the executive from or any failure to re-elect the executive to any of such positions;

●	A reduction of the executive’s base salary;
●	A 20% or greater reduction in non-salary benefits;
●	Failure of the Company to obtain the assumption of the Change in Control Agreement by any successor; or
●	Requirement by the Company that the executive be based anywhere other than within 40 miles of the Company’s current headquarters located in Novato, California.

Stock Options and Restricted Stock Awards

In the event of a change in control in which the Company is not the surviving corporation, unvested options and restricted stock awards immediately vest.

Supplemental Executive Retirement Plan

A participant whose employment terminates due to a change in control will be vested in 100% of the amount that the Company has accrued to that point to pay their retirement benefit. This accrued benefit will be paid out in a one-time payment.

Other Payments and Benefits

The Company shall pay to the executive as severance pay (and without regard to the provisions of any benefit plan) in a lump sum on the fifth day following the date of termination, the average salary of the executive for the last three full years of service multiplied by the executive’s Seniority Factor (CEO 2.25 times; EVP 1.50 times), the executive’s annual bonus for the previous year, and the executive’s health premiums under COBRA for eighteen months and Dental/Vision premiums under COBRA for twelve months.  All Change in Control Agreements contain a clause that limits payments to an executive to the lesser of (i) the payment provided for in the agreement, or (ii) the largest payment allowable without the imposition of an excise tax due to an “excess parachute payment” under Internal Revenue Code section 280(g).  Such clauses are commonly referred to as “280(g) cutback” clauses.

Estimated Total Benefits

The table below quantifies the estimated payments and benefits that would be provided to our Named Executive Officers in connection with the termination of his or her employment under the provisions of the Change in Control Agreements.

44	Bank of Marin Bancorp 2022 Proxy Statement

Executive Compensation

In all cases, the information assumes that the triggering event occurred on the last day of fiscal year 2021, and the price per share of the Company’s common stock is the closing market price as of that date (which was $37.23).

						Incremental	Incremental
						Market	Market
						Value of	Value of
					Value of	Accelerated	Accelerated	Total
		Value of	Value of	Value of	Supplemental	Restricted	Stock	Estimated
		Salary	Bonus	Benefits	Retirement	Stock	Option	Payments
		Component	Component	COBRA	Benefit	Awards	Awards	and Benefits
Named Executive		($)	($)	($)	($)	($)(1)	($)(2)	($)
Timothy D. Myers		466,488	183,234	46,627	260,196	293,968	—	1,250,513
Russell A. Colombo		1,039,610	276,396	31,855	573,358	548,994	—	2,470,213
Tani Girton		440,765	127,390	62,102	482,782	276,433	—	1,389,472
Elizabeth Reizman		412,312	108,902	40,980	409,006	258,302	—	1,229,502
Misako Stewart	(3)	—	—	—	—	—	—	—
Nicolette Sloan	(3)	—	—	—	—	—	—	—
Brandi Campbell	(3)	—	—	—	—	—	—	—
(1)	Includes unvested restricted stock awards as of December 31, 2021.
(2)	Includes unvested, in-the-money stock option awards as of December 31, 2021.
(3)	Mses. Stewart, Sloan and Campbell have not signed a Change in Control Agreement.

Termination

Unvested options and restricted stock awards will be cancelled. Vested options may be exercised within ninety days of termination.  Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections. A participant who has participated in the SERP for five or more years will receive the portion of his or her supplemental retirement benefit that is vested. The benefit payment will be paid monthly, commencing on the first day of the month following the normal retirement age of sixty-five and will be distributed subject to the minimum and maximum durations noted above. A participant who has participated in the SERP for less than five years will receive no retirement benefit under this Plan.

Retirement

Unvested options and restricted stock awards will be cancelled, unless it is a qualifying retirement and the relevant award was made after 2017.  In the event of a qualifying retirement for an award made after 2017, unvested options fully vest and all restrictions on restricted stock awards will lapse. Vested options may be exercised within ninety days of separation, unless it is a qualifying retirement and the relevant award was made after 2019.  In the event of a qualifying retirement for an award made after 2019, vested options may be exercised at any time before the expiration date of the award.  Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections. The executive whose employment terminates after the normal retirement age of sixty-five will receive 100% of his or her supplemental retirement benefit, payable monthly. The annual benefit payment will be equal to 25% of his or her final salary and will be distributed subject to the minimum and maximum durations noted above.

Disability

Unvested options fully vest and all restrictions on restricted stock awards will lapse.  Vested options shall remain exercisable upon the earlier of (a) expiration of the twelve-month period commencing with the date of such cessation of employment status or (b) the expiration date of the option term. Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections. The executive will receive 100% of the supplemental retirement benefit that the Company has accrued to that point. Payments will begin immediately and will be paid monthly for the same duration as the normal retirement benefit was to be paid.

Bank of Marin Bancorp 2022 Proxy Statement	45

Executive Compensation

Death

Unvested options fully vest and all restrictions on restricted stock awards will lapse in the event of death of an award recipient. Vested options shall remain exercisable until the earlier of (a) expiration of the twelve-month period measured from the date of the executive’s death or (b) the expiration date of the option term.  Deferred compensation account balances will be distributed six months after the executive’s death, following the executive’s distribution elections.  Benefits of 1.5 times the executive’s salary (at the time of death) will be payable to the beneficiary of record. If the executive is employed by the Company at the time of his or her death, the beneficiary of the executive will be paid the value of the executive’s projected supplemental retirement account balance at the normal retirement age. The balance will be paid to the beneficiary in a one-time payment. The Company has an appropriate amount of life insurance in force on the life of each participant to properly fund for this contingency.

The Compensation Committee Sets the Terms and Conditions for Equity Awards

The Compensation Committee or the Board, as the case may be, may accelerate (i) the date on which any option award may be exercised or (ii) the date of termination of the restrictions applicable to a restricted stock award, if the Committee or the Board, as appropriate, determines that to do so will be in the best interests of the Company and the participants in the plan.

Employment Contracts

There are currently no employment contracts between the Company or the Bank and their executive officers except the Company and the Bank have an employment agreement with Timothy D. Myers, their President and Chief Executive Officer.  The agreement was for an initial two-year term commencing on November 1, 2021, but renews annually on November 1st of each year unless a party gives written notice to the other within certain time periods. The agreement established a base salary of $475,000 and allows for an increase annually.  While the agreement provides the potential to earn an annual incentive payment of up to sixty-five percent (65%), of the executive’s salary, the Compensation Committee has approved the potential to earn an annual incentive payment of up to 100% of the executive’s salary. The agreement also provides participation in the Company’s reimbursement policy and participation in the Company’s benefit plans that are available to senior executives and employees generally.  Additionally, the agreement provides for payment of an automobile allowance of $1,200 per month, and reimbursement for necessary air travel expenses for Mr. Myers’ spouse up to a maximum of $2,000 per year.  If the agreement were terminated without cause, Mr. Myers would receive severance pay equal to one year’s annual base salary in effect at the date of termination, an amount equal to his pro rata bonus earned up to the date of the termination, plus six months’ COBRA payments for health premiums and eighteen months’ COBRA payments for dental/vision premiums.

Employee Stock Ownership Plan and 401(k) Plan

An employee becomes a participant in the 401(k) Plan as of the first day of the quarter following the date on which he/she attains age eighteen and has completed ninety days of employment. A participant may elect to defer a portion of his/her salary, not to exceed limitations set by the IRS, into the plan. Distributions from the 401(k) Plan are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or IRS permitted hardships. As determined by the Board of Directors, the Company may make discretionary matching contributions to the 401(k) Plan. In 2021 and 2020 the Company made matching contributions of $956 thousand and $929 thousand, respectively.

An employee becomes a participant in the Employee Stock Ownership Plan (“ESOP”) as of the first day of the quarter following the date on which he/she attains age eighteen and has completed ninety days of employment. A participant will have a non-forfeitable right to 100% of his/her ESOP account balance upon disability or upon his/her normal retirement date or completion of at least five years of service, whichever is later. Distributions from the plan are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or IRS permitted diversification. The Company's contributions of $1,345 thousand in 2021 and $1,289 thousand in 2020 were used to purchase shares of Company stock for the ESOP.

46	Bank of Marin Bancorp 2022 Proxy Statement

Executive Compensation

Incentive Bonus Plan

Bank of Marin has incentive bonus programs for the Bank's executive officers, and for the non-executive officers and staff pursuant to the Bank of Marin Individual Incentive Plan (discussed elsewhere herein). Contributions by the Bank to both programs are based upon the Bank's achievement of specified levels of financial performance as determined by the Board of Directors. In 2021 the Bank expensed $4,505,034 for these programs and bonus payments were made in the first quarter of 2022.

Bank of Marin Bancorp 2022 Proxy Statement	47

SECURITY OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

As of December 31, 2021 and based upon filings with the Securities and Exchange Commission, BlackRock, Inc. reported holding 1,179,871 shares, which represented 7.43% of the Company’s shares then outstanding, and Vanguard Group, Inc. reported holding 905,133 shares, which represented 5.70% of the shares then outstanding.  The foregoing were the only two persons known to the Company to own beneficially more than 5% of the Company’s common stock.

The following table sets forth, as of March 21, 2022, the number of shares of the Company's common stock which may be deemed to be beneficially owned by (i) each of the current directors, (ii) each Named Executive Officer as previously defined, and (iii) all directors and Named Executive Officers as a group, and the percentage of the outstanding common stock beneficially owned by such persons.

	Amount and Nature of Beneficial Ownership
	Sole Voting &		Shared Voting &		Option to acquire		Percent of
	Investment		Investment		within sixty days of		Common
Name and Address*	Power(1)		Power(1)		March 21, 2022	Total	Stock
Nicolas C. Anderson	4,718		—		—	4,718	0.03%
Steven I. Barlow	3,967	(2)	—		9,028	12,995	0.08%
Russell A. Colombo	42,892		13,599	(3)	89,637	146,128	0.91%
Charles D. Fite	103,733		—		—	103,733	0.65%
James C. Hale	10,903		—		24,668	35,571	0.22%
Robert Heller	—		14,138	(4)	7,278	21,416	0.13%
Kevin R. Kennedy	10,180	(5)	15,587	(4)	14,478	40,245	0.25%
William H. McDevitt, Jr.	11,500	(6)	22,465	(7)	15,844	49,809	0.31%
Timothy D. Myers	28,834		11,771	(3)	30,815	71,420	0.45%
Sanjiv S. Sanghvi	131		—		1,374	1,505	0.01%
Joel Sklar, MD	—		117,725	(4)	—	117,725	0.74%
Brian M. Sobel	26,003		—		—	26,003	0.16%
Secil Tabli Watson	812		—		—	812	0.01%
Brandi Campbell	5,370		848	(3)	2,337	8,555	0.05%
Tani Girton	49,993		4,385	(3)	32,624	87,002	0.54%
Misako Stewart	7,380		4,166	(3)	5,714	17,260	0.11%
Nicolette Sloan	7,155		132	(3)	3,597	10,884	0.07%
All directors and executive officers as a group (17 persons)							4.72%

* The address of all persons listed is 504 Redwood Boulevard, Suite 100, Novato, CA 94947

(1)	In accordance with the anti-hedging and pledging provisions of the Company’s Insider Trading Policy, none of the shares held by the Directors and named executive officers listed above have been pledged.
(2)	Includes 1,634 shares held in IRA.
(3)	Shares held in Employee Stock Ownership Plan.
(4)	Shares held in a trust as to which the beneficial owner is co-trustee with shared voting and investment power.
(5)	Includes 10,080 shares held in Roth IRA and 100 shares in Simple IRA.
(6)	Shares held in IRA.
(7)	Shares held in community property as to which the beneficial owner is co-owner with shared voting and investment power.

48	Bank of Marin Bancorp 2022 Proxy Statement

Security Ownership and Reporting

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of the Company's common stock to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock of the Company. Directors, officers, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on a review of Forms 3 and 4 and amendments thereto filed with the SEC in 2021, Forms 5 and amendments thereto filed with the SEC in 2022, and representations from the reporting officer or director that no Form 5 is required, there were no delinquent Section 16(a) filings related to 2021 transactions.

Bank of Marin Bancorp 2022 Proxy Statement	49

FOR each nominee for Director

Proposal Number 2
Advisory Vote to Approve Executive Compensation

The Company seeks a non-binding advisory vote from shareholders to approve the compensation of the Named Executive Officers, as described in detail under the Executive Compensation section of this proxy statement.

✓ The Board recommends a vote FOR this proposal

In 2021, the Company included an advisory vote to approve executive compensation, providing shareholders with an opportunity to communicate their views on the Company’s executive compensation program. The Company’s executive compensation was approved by over 83% of the shares voted. The Committee considered the results of this vote in setting executive compensation for 2022 and concluded that the strong support of the Company’s compensation program indicates that shareholders generally concur with the Company’s alignment of compensation and performance.  At the 2017 Annual Meeting of Shareholders the shareholders held, by majority vote, for a one-year frequency of the non-binding, advisory vote on executive compensation. While the frequency vote was non-binding, the Board of Directors has made the decision to include the advisory vote to approve executive compensation annually.

As discussed in the Compensation Discussion and Analysis, the Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals. The Company believes that this philosophy aligns the interests of executive officers with those of the shareholders by rewarding performance above established goals.

The Company’s compensation programs are designed to attract and retain high quality executive officers that are critical to long-term success. There are four components to the compensation of Named Executive Officers:

Base salary, which is established based on market data and adjusted on individual performance and experience.

Performance-based incentives, which are based on the overall performance of the Company and on individual goals specific to the executive’s area of responsibility.

Equity incentives, which allow the executives to share in the growth and prosperity of the Company.

Perquisites and other benefits that management believes are reasonable and consistent with the Company’s overall compensation program and will keep the Company competitive in the marketplace.

This proposal gives you as a shareholder of the Company the opportunity to make a non-binding advisory basis vote on the Company’s overall executive compensation of the Named Executive Officers as disclosed in this proxy statement. Accordingly, you may vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company's Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).”

The Board of Directors and the Compensation Committee value the opinions of shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THE PROXY STATEMENT.

50	Bank of Marin Bancorp 2022 Proxy Statement

Proposal Number 3 Independent Auditor Appointment of Independent Auditor	✓ The Board recommends a vote FOR this proposal

Moss Adams LLP (“Moss Adams”) is currently serving as the Company’s independent registered public accounting firm.  As background, the Audit Committee of the Board of Directors periodically performs a review of the Company’s independent auditors.  We are now undergoing such a review and have issued a request for proposal for audit services.  Proposals have been received from several independent registered public accounting firms, including our current audit firm, Moss Adams.  While this process is underway, Moss Adams will continue its independent audit activities.

In accordance with our long standing tradition, the shareholders are hereby asked to ratify the Audit Committee’s recommendation of the Company’s independent auditor, Moss Adams.  If the Audit Committee selects and appoints a different firm as a result of the request for proposal process, the Company will file an 8-K announcing the change and timing thereof.  The approval of a majority of the shares represented at the Annual Meeting is required to ratify the selection of Moss Adams.  A Moss Adams representative will be available to answer questions at the Annual Meeting and will have an opportunity to make a statement if they desire to do so.

Moss Adams has served as the Company’s independent auditor since 2004.  There are no affiliations between the Company and Moss Adams, its partners, associates or employees other than those which pertain to the engagement of Moss Adams in the previous year as independent auditor for the Company and for certain permitted consulting services.

The audit reports on the financial statements of Bank of Marin Bancorp and subsidiary as of and for the fiscal years ended December 31, 2013 through 2021 were issued by Moss Adams and did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.

The Audit Committee carefully considers the qualification of the audit firm’s lead partner when approving his or her appointment to serve a five-year rotation with the Company.  Moss Adams has appointed Gabe Nachand to lead the audit engagement with the Company.

Independent Auditor Fees

Following are disclosures regarding the fees billed by Moss Adams during 2021 and 2020. The fees for 2021 included an estimated $117,000 to assess the impact of the Company’s acquisition of American River Bank.

Fees incurred for professional services provided by Moss Adams for 2021 and 2020:

($ in thousands)	2021	2020
Audit Fees(1)	$486,150	$274,000
One Time Acquisition-Related Fees	$117,000	$15,000
All Other Fees	$—	$80,000
Total Fees	$603,150	$369,000
(1)	Audit Fees are the aggregate fees billed for professional services in the fiscal year 2021 and 2020 by Moss Adams for the audit of the annual financial statements, review of the quarterly financial statements and work related to compliance with the Sarbanes-Oxley Act of 2002.

The Audit Committee discussed these fees and services with the independent auditor and Company management, and determined that they are permitted under the rules and regulations concerning auditor

Bank of Marin Bancorp 2022 Proxy Statement	51

Proposal Number 3: Independent Auditor

independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, the NASDAQ and the American Institute of Certified Public Accountant.

Pre-Approval of Independent Auditor Fees and Services

It is the policy of the Audit Committee that all engagements for audit, audit-related, tax, and other non- audit services provided by the independent auditor be pre-approved by the Audit Committee, and cannot commence until such approval has been granted. The pre-approval includes a review of the services to be undertaken, consideration of potential for conflicts of interest, and the estimated fees. The services performed by Moss Adams for the 2021 audit engagement were pre-approved by the Audit Committee, in accordance with the Audit Committee's procedures. In granting pre-approval requests for non-audit services, the Audit Committee considers whether the provision of non-audit services by Moss Adams is compatible with maintaining auditor independence.

Requests for pre-approval are discussed at regularly scheduled Audit Committee meetings. The authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair must inform the Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT AUDITOR.

52	Bank of Marin Bancorp 2022 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) oversees the accounting and financial reporting processes of the Company, the audits of the Company's financial statements, the qualifications of the public accounting firm engaged as the Company's independent auditor and the performance of the Company's internal and independent auditors. The Committee's function is more fully described in the Board approved Audit Committee charter, available through the Company’s investor relations website at www.bankofmarin.com. The charter specifies the scope of the Committee’s responsibilities and the framework within which it carries out those responsibilities. The Committee reviews its charter every year, and any proposed changes are reviewed and approved by the full Board.

The Committee consists of no fewer than three (3) members of the Board, each of whom is independent under the NASDAQ listing standards, SEC rules and other regulations applicable to audit committees.

The Company’s Board has determined that all Committee members satisfy the financial literacy requirements in the NASDAQ listing standards and that the Committee has at least one “audit committee financial expert” as defined by the SEC rules. However, Committee members are not professional accountants or auditors, are not experts under the Securities Act of 1933 in these fields, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm. Members of the Committee are expected to participate in continuing education relating to the duties and requirements of audit committees. The Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to management and to the auditors.

The Committee assembles information from a range of sources, including discussions with management, independent auditors, internal audit personnel, and the experience of the Committee's members in business, financial, and accounting matters.

The Committee meets as needed but at least quarterly. There were eight (8) meetings in 2021 (four general quarterly meetings and four meetings to review financial report filings). The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the independent auditors, internal audit personnel and management to determine if there are any concerns regarding the Company’s accounting or financial practices.

The Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate. These advisors are apart from counsel or advisors hired by management. The Company’s Internal Audit department reports directly to the Committee and is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls related to the reliability and integrity of its financial information and the safeguarding of its assets. In 2021 Moss Adams, the Company’s independent registered public accounting firm, was responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting.

Moss Adams has provided the Committee with the written disclosures and management letter required by the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant's communications with the Committee concerning independence, and the Committee has discussed with the audit firm and management the information provided regarding that independence. During this process nothing came to the attention of the Committee which suggested that Moss Adams is not independent; however, the Committee is not required (and does not certify) that the independent audit firm is independent under applicable rules.

The Committee meets with the independent auditor, Bank of Marin management and the Internal Audit Manager to review interim financial results before publication of quarterly earnings results. Discussions cover topics and events that may have a significant financial impact. The Committee also reviews and discusses with management steps taken to identify, monitor and control significant financial reporting risks.

Bank of Marin Bancorp 2022 Proxy Statement	53

Audit Committee Report

In accordance with law, the Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing the Company's independent audit firm. Although the Committee has the sole authority to appoint the independent audit firm, the Committee will continue its longstanding practice of recommending that the Board ask the shareholders to ratify the appointment of the independent accountants at the Annual Meeting.

The Committee annually reviews the independent Auditor performance.  In conducting these reviews, the Committee considers, among other factors:

●	Historical and recent performance of the audit, including the extent and quality of its communications with the Committee
●	Data relating to audit quality and performance, including recent PCAOB reports
●	The appropriateness of proposed fees, both on an absolute basis and as compared with its peer firms
●	Tenure as the Company’s independent auditor and its depth of understanding of the Company’s business, accounting policies and practices, including the potential effect on the financial statements of the major risks facing the Company and internal control over financial reporting
●	The independent auditor’s professional skepticism and objectivity, including perspectives brought through periodic required rotation of the lead audit partner, quality review partner and other engagement team partners, and
●	The advisability and potential impact of selecting a different independent public accounting firm

The Committee agenda for a given year includes reviewing Bank of Marin’s interim financial results, earnings and financial statements, internal controls over financial reporting, and all audit-related activities, including approval of the annual audit schedule, auditor reports and management responses to findings.  The Committee reviews and discusses with management and the independent auditor the Company's major financial reporting risks and the steps that management has taken to monitor and control such risks.  The Committee also reviews and approves the engagement and funding for supplementary internal auditing services.

The Committee is responsible for establishing and monitoring procedures for the receipt, retention and disposition of complaints received by the Bank regarding accounting, financial reporting, internal accounting and financial controls, and auditing concerns (also known as the “Whistleblower” policy and procedures). This responsibility includes ensuring that there is a means for the confidential submission by employees of the Company, or of third-parties that provide services to the Company, of any concerns regarding potentially questionable accounting or auditing matters. The Committee is committed to ensuring that these submissions can be made anonymously while meeting all regulatory requirements.

The Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company's internal controls over financial reporting as of December 31, 2021. The Committee also has reviewed and discussed with Moss Adams its review and report on the Company's internal control over financial reporting.

The Committee has reviewed and discussed the audited financial statements for fiscal year 2021 with management and Moss Adams. Management represented to the Committee that the Company's audited financial statements were prepared in accordance with U.S. generally accepted accounting principles, and Moss Adams represented that its presentations to the Committee included the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding "Communication with Audit Committees." This review included a discussion with management of the quality and acceptability of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company's financial statements, including the disclosures related to critical accounting estimates.

54	Bank of Marin Bancorp 2022 Proxy Statement

Audit Committee Report

In reliance on these reviews and discussions, and the reports of Moss Adams, the Audit Committee has recommended to the Board, and the Board has approved the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

Submitted by the Audit Committee of the Board of Directors as constituted on December 31, 2021:

James C. Hale, Chair

Steven I. Barlow

Kevin R. Kennedy

Joel Sklar

Secil Tabli Watson

Bank of Marin Bancorp 2022 Proxy Statement	55

OTHER MATTERS

If any other matters come before the meeting, not referred to in the enclosed proxy, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting, and as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

Shareholder Proposals and Director Nominations

If a shareholder intends to present any proposal for consideration at the 2023 Annual Meeting of Shareholders and wishes for that proposal to be included in the proxy and proxy statement to be prepared by the Company, the proposal must be received by the Company at its corporate office not later than December 5, 2022.

Any shareholder who is entitled to vote for the election of directors may nominate directors for consideration at an annual meeting if the shareholder and nominee(s) satisfy the requirements specified in our bylaws and notice is received between not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors.

Shareholder Communication

Any shareholder may communicate directly to Board members, or to any individual Board member, by sending correspondence or communication addressed to the particular member or members in care of Bank of Marin Bancorp, Attn: Corporate Secretary, 504 Redwood Blvd., Suite 100, Novato, CA 94947.

Form 10-K

THE COMPANY'S ANNUAL REPORT FOR 2021 ON FORM 10-K, WHICH IS REQUIRED TO BE FILED WITH THE SEC, IS AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE. THE REPORT MAY BE OBTAINED BY WRITTEN REQUEST TO CORPORATE SECRETARY, BANK OF MARIN BANCORP, 504 REDWOOD BLVD., SUITE 100, NOVATO, CA 94947. It is also available in the Investor Relations section of the Company's website at www.bankofmarin.com. The Company's Annual Report serves as the Bank’s annual disclosure statement under Part 350 of FDIC rules.

By order of the Board of Directors

Nancy Rinaldi Boatright

Secretary

April 5, 2022

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/BMRC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BMRC Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Nicolas C. Anderson 02 - Russell A. Colombo 03 - Charles D. Fite 04 - James C. Hale 05 - Robert Heller 06 - Kevin R. Kennedy 07 - William H. McDevitt, Jr. 08 - Timothy D. Myers 09 - Sanjiv S. Sanghvi 10 - Joel Sklar, MD 11 - Brian M. Sobel 12 - Secil T. Watson ForAgainst Abstain ForAgainst Abstain 2. To approve, by non-binding vote, executive compensation 3. Ratification of the selection of independent auditor Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 P C F 03M8QA B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees in Proposal 1 and FOR Proposals 2 and 3. 2022 Annual Meeting Proxy Card

2022 Annual Meeting of Shareholders of Bank of Marin Bancorp Tuesday, May 10, 2022 at 6:00 p.m. PDT The Bill and Adele Jonas Center, College of Marin, Indian Valley Campus 1800 Ignacio Boulevard, Novato, CA and Live via Webcast over the Internet at www.meetnow.global/MKP2DL7 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse of this form. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP TO BE HELD ON TUESDAY, MAY 10, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Secil T. Watson, Joel Sklar, MD and Kevin R. Kennedy as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Bank of Marin Bancorp held of record by the undersigned on March 21, 2022, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 10, 2022 or at any adjournment thereof. This proxy will be voted as directed, or, if no direction is indicated, it will be voted “FOR” all of the nominees for directors, and “FOR” proposals 2 and 3. In the event of cumulative voting, the proxy holders are authorized to allocate the votes among the nominees listed above in their discretion. The proxy holders are authorized to vote upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, and FOR proposals 2 and 3. Notice to Participants in the Bank of Marin ESOP and 401(k) plans: If you participate in the Bank of Marin 401(k) Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. If you participate in the Bank of Marin Employee Stock Ownership Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. For all allocated shares, if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. Unallocated shares will be voted by the trustee as directed by the Company to the extent permitted by ERISA. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. The deadline to provide voting instructions for shares held in the foregoing plans is Thursday, May 5, 2022 at 1:00 a.m. PDT. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Proxy — Bank of Marin Bancorp Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BMRC

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Nicolas C. Anderson 02 - Russell A. Colombo 03 - Charles D. Fite 04 - James C. Hale 05 - Robert Heller 06 - Kevin R. Kennedy 07 - William H. McDevitt, Jr. 08 - Timothy D. Myers 09 - Sanjiv S. Sanghvi 10 - Joel Sklar, MD 11 - Brian M. Sobel 12 - Secil T. Watson ForAgainst Abstain ForAgainst Abstain 2. To approve, by non-binding vote, executive compensation 3. Ratification of the selection of independent auditor Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 03M8RA B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees in Proposal 1 and FOR Proposals 2 and 3. 2022 Annual Meeting Proxy Card

2022 Annual Meeting of Shareholders of Bank of Marin Bancorp Tuesday, May 10, 2022 at 6:00 p.m. PDT The Bill and Adele Jonas Center, College of Marin, Indian Valley Campus 1800 Ignacio Boulevard, Novato, CA and Live via Webcast over the Internet at www.meetnow.global/MKP2DL7 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse of this form. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP TO BE HELD ON TUESDAY, MAY 10, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Secil T. Watson, Joel Sklar, MD and Kevin R. Kennedy as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Bank of Marin Bancorp held of record by the undersigned on March 21, 2022, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 10, 2022 or at any adjournment thereof. This proxy will be voted as directed, or, if no direction is indicated, it will be voted “FOR” all of the nominees for directors, and “FOR” proposals 2 and 3. In the event of cumulative voting, the proxy holders are authorized to allocate the votes among the nominees listed above in their discretion. The proxy holders are authorized to vote upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, and FOR proposals 2 and 3. Notice to Participants in the Bank of Marin ESOP and 401(k) plans: If you participate in the Bank of Marin 401(k) Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. If you participate in the Bank of Marin Employee Stock Ownership Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. For all allocated shares, if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. Unallocated shares will be voted by the trustee as directed by the Company to the extent permitted by ERISA. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. The deadline to provide voting instructions for shares held in the foregoing plans is Thursday, May 5, 2022 at 1:00 a.m. PDT. (Items to be voted appear on reverse side) Proxy — Bank of Marin Bancorp